                                                                     EXHIBIT 4.1

                               ADOPTION AGREEMENT
                           PROFIT SHARING 401(k) PLAN


Name of Employer: Lam Research Corporation

Name of Plan: Savings Plus Plan, Lam Research 401(k)

Former Name of Plan: Lam Research 401(k) Savings Plan

Name of Trust: Savings Plus Plan, Lam Research 401(k)

Name of Trustee(s): Pacific Trust Company, currently Comerica Bank-California

Appointed Plan Administrator: Lam Research Corporation

Effective Date of Plan: July 1, 1985

Effective Date of Amendment-in-Entirety: January 1, 1989


                              EFFECTIVE PROVISIONS

     The following Elective Provisions of this Profit Sharing Plan are hereby adopted:

2.08 "Compensation" shall mean all W-2 wages or salary for the Plan Year paid by the Employer for services, as reportable on the Employee's Federal Income Tax Withholding Statement (Form W-2) excluding overtime and bonuses, and elective deferrals with respect to employment with the Employer: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; (ii) to a tax sheltered annuity described in Section 403(b) of the Code; or
          (iii) to a plan qualified under Section 402(h) of the Code.

2.12 "Eligible Employee" means any employee of the Employer including any corporation, trade or business acquired directly or indirectly by the Company, who completes fifteen (15) days of service.

2.17 "Entry Date" means January 1, April 1, July 1 or October 1 of the Plan Year following completion of eligibility in Section 2.12.

2.22 "Hours of Service" shall mean the Hour of Service method as defined in 2.22(a)(i).

2.30 "Normal Retirement Age" shall mean attainment of age sixty-five. "Early Retirement Age" shall mean attainment of age fifty-five.

 2.37 "Plan Year" shall mean the twelve month period ending on December 31, which shall also be the "Limitation Year" for this Plan.

 2.46 "Year of Service" method shall mean the twelve (12) consecutive month period as defined under the Hour of Service method Section 2.46(a).

 3.04(c)  Costs and Expenses will be paid by the Employer.

 5.01(a) "Salary Deferral Contributions" shall not be less than 2% nor more than 20% of compensation.

 5.01(b) "Matching Contributions" shall be discretionary and be allocated according to the formula below, effective January 1, 1994. Matching contributions shall be allocated as follows: 50% of the first 6% of Salary Deferred Contribution and shall be credited to each participant on a biweekly basis.

 5.01(d)  "Profit Sharing Contributions" shall not apply.

 5.02(a)  "Voluntary Employee Contributions" shall not apply.

 5.02(b)  Rollover Contributions shall apply.

 6.01(b) "Nonelective Contributions" shall be determined by the Employer and shall be allocated in an equal amount to each eligible Participant who is still employed at the end of the Plan Year.

 6.01(e)  Forfeitures shall not apply.

 6.02     Minimum Allocation shall be made under this Plan.

 6.04(e) Limitation Years shall mean the Employers' fiscal year ending December 31.

 7.03(c)  Vesting Schedules
          All Salary Deferral Contributions, Employer Matching Contributions, and Nonelective Contributions are 100% vested at all times.

 8.04 Inservice Withdrawals (Employer Contributions) shall not be permitted.

 8.10     Loan to Participants shall be permitted.

10.02 Participant Directed Investments shall be permitted on a limited basis as described in Section 10.02(c).

        By the execution of this Adoption Agreement, the Employer hereby adopts the Plan and Trust which, together with this Adoption Agreement, shall be read and interpreted as one instrument.


                                        Employer: Lam Research Corporation

12/16/94                                /s/ BILL MINOR
-------------------------------         ----------------------------------
Dated                                   By

        The undersigned Trustee hereby accepts appointment as Trustee of said trust funds.

                                        Trustee: Pacific Trust Company
                                        Currently Comerica Bank-California


12/21/94                                /s/ [Signature Illegible]
-------------------------------         ----------------------------------
Dated                                   By

                                AMENDMENT TO THE

                     SAVING PLUS PLAN, LAM RESEARCH 401(K)

Article VII, Section 7.2 of the Saving Plus Plan, Lam Research 401(k) ("the Plan") is hereby amended by adding a new paragraph that reads as follows:

        "With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This Amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service."

        This Amendment is adopted effective as of January 1, 2001.

IN WITNESS WHEREOF, this Amendment has been executed this 21 day of December, 2001.

Signed and delivered in the presence of:

LAM RESEARCH CORPORATION

By: /s/ KATHLEEN ROSENBAUM
   ----------------------------------

NAME: Kathleen Rosenbaum
     --------------------------------

TITLE: Sr. Benefits Mgr.
      -------------------------------

                               AMENDMENT NUMBER 2
                                     TO THE
                                  LAM RESEARCH
                               401(K) SAVINGS PLAN

     Under the provisions of Article XI of the Lam Research 401(k) Savings Plan, amendment-in-entirety effective July 1, 1989, the plan is hereby amended effective April 1, 1992 as follows:

     1. Section 2.14 of the Adoption Agreement is hereby amended by its deletion and substitution of the following:

          2.14 "Eligible Employee" means any Employee of the Employer who has completed fifteen (15) days of service.

     Except as hereby amended, the Lam Research 401(k) Savings Plan and Trust and all provisions thereof not in conflict with this amendment shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this amendment to be executed by their respective authorized officers on the 20th day of April, 1992.

                            LAM RESEARCH CORPORATION

                            /s/ ROGER EMERICK
                            -------------------------
                                   PRESIDENT


                            /s/ HENK J. EVENHUIS
                            -------------------------
                                   SECRETARY


                                    TRUSTEE:


                            by ______________________

                            by _____________________

                                 AMENDMENT NUMBER 1
                                     TO THE
                     SAVINGS PLUS PLAN, LAM RESEARCH 401(K)

        Under the provisions of Article IX of the SAVINGS PLUS PLAN, LAM RESEARCH 401(k) amendment-in-entirety effective January 1, 1989, the Plan is hereby amended effective January 1, 1996 as follows:

        Section 5.01 under the Adoption Agreement is hereby amended by the deletion of "20%" and the substitution of "15%."

        Except as hereby amended, the SAVINGS PLUS PLAN, LAM RESEARCH 401(k) and all provisions thereof not in conflict with this amendment shall remain in full force and effect.

--------------------------------------------------------------------------------

                           PROFIT SHARING 401(K) PLAN

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           PROFIT SHARING 401(K) PLAN

--------------------------------------------------------------------------------

The Employer named in the Adoption Agreement hereby establishes a Profit Sharing 401(k) Plan for the benefit of its Employees who are eligible to be Participants as defined below. If the Employer named in the Adoption Agreement designates that the adoption of this Plan is an amendment to a previously adopted Plan, this Plan shall be an amendment and restatement in its entirety of the prior plan.

--------------------------------------------------------------------------------
                    ARTICLE I. -- ESTABLISHMENT OF THE PLAN
--------------------------------------------------------------------------------

1.01    ADOPTION:

The Employer adopts this Plan by stating the attached Adoption Agreement as a self-employed individual, as the sole proprietor of an unincorporated business, or by causing a partner authorized to sign on behalf of all partners of the partnership or an officer authorized to sign on behalf of the corporation to sign.

1.02    PURPOSE:

The Plan and its related Trust Agreement are intended to permit eligible Employees of the Employer to share in the Employer's profits and to permit a Participant to defer a portion of his or her Compensation for his or her retirement.

1.03    QUALIFICATION:

The Plan and the Trust are intended to qualify under Section 401(a) and 401(k) and be exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended, or any sections of similar substance of any statute which supersedes or amends the Internal Revenue Code of 1986.

1.04    EXCLUSIVE BENEFIT:

Except as otherwise provided herein, it shall be impossible for any Plan assets to be used for or diverted or purposes other than the exclusive benefit of the Plan Participants and their Beneficiaries or the defrayal of reasonable expenses of administering the Plan and the Trust.

--------------------------------------------------------------------------------
                           ARTICLE II. -- DEFINITIONS
--------------------------------------------------------------------------------

2.01    ACCOUNT OR ACCOUNTS:

The accounts established and maintained under the Plan for each Participant with respect to his or her interest in the Trust, including, as appropriate, the Participant's Employer Contributions Account. Salary Deferral Account, Employee Contributions Account, and Rollover Contributions Account.

2.02    ADJUSTMENT FACTOR:

The cost of living adjustment factor prescribed by the Secretary of the Treasury under section 415(d) of the Code for years beginning after 1937, as applied to such items and in such manner as the Secretary shall provide.

2.03    ADOPTION AGREEMENT:

The document executed by the Employer and Trustee in which the Employer adopts the Plan and Trust and makes certain elections with respect to the terms and conditions of the Plan and Trust

2.04    AFFILIATED EMPLOYER:

The Employer and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(c) of the Code.

2.05    ANNIVERSARY DATE:

The last day of the Plan Year.

2.06    BENEFICIARY:

The person to receive benefits by reason of a Participant's death, as determined in accordance with Section 9.01 of Article IX.

2.07    CODE:

The Internal Revenue Code of 1986, as amended, or any law which supersedes it.

2.08    COMPENSATION:

The compensation specified in the Adoption Agreement and paid to the Participant during the taxable year ending with or within the Plan Year which is required to be reported as wages on the Participant's Form W-2; and, if the provisions of the Plan so provide, the compensation which is not currently includible in the Participant's gross income by reason of application of sections 125,402(a)(8), 402(h)(1)(B), or 403(b) of the Code. Such compensation shall be limited to $200,000 annually for each Participant, which limit shall be adjusted at the same time an in the same manner as the dollar limit for the defined benefit plans adjusted under Section 415(d) of the Code. In determining the compensation of an employee, the rules of section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the close of the year. For any Sell-Employed Individual covered under the Plan, Compensation means Earned Income. In the event that the Plan is Top-Heavy, the annual Compensation (or Earned Income) of each Participant taken into account under this Plan shall not exceed the first 5200,000 of Compensation, as such amount is adjusted by the Secretary of Treasury in accordance with the provisions of Section 416(d)(2) of the Code. For purposes of applying the $200,000 limit m compensation a highly compensated employee's family unit as defined in section 2.21(6)(B) will be treated as a single employee with one compensation and the $5200,000 limit shall be allocated among the members of the family unit in proportion to each member's compensation (except for the purpose of determining compensation below the plan's integration level), if applicable. For plan years beginning after December 31, 1993, the $200,000 limit above shall be changed to $150,000.

2.09    DISABILITY:

The inability to engage in any substantial gainfully activity for the Employer by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Such disability must be supported by medical evidence approved by the Employer, pursuant to uniform and nondiscriminatory rules applied to all Participants similarly situated and pursuant to such rules and regulations as may be promulgated from time to time by the Secretary of the Treasury, or his or her delegate.

2.10    EARNED INCOME:

Net earnings from sell-employment in the trade or business with respect to which the Plan is established for which personal services of the Employee are a material income-producing factor. Net earnings will be determined in accordance with the provisions of Section 401(c)(2) of the Code, which provides, in part, that net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items, and that net earnings shall be reduced by contributions by the Employer to this Plan and any other plan maintained by the Employer to the extent that such contributions are deductible under Section 404 of the Code; provided, however, that for purposes of determining the Salary Deferral Contributions to the Plan for any Self-Employed Individual, net earnings shall include the amount of the Salary Deferral Contribution made on behalf of such Sell-Employed Individual.

2.11    EFFECTIVE DATE:

The date selected in the Adoption Agreement.

2.12    ELIGIBLE EMPLOYEE:

Any Employee of the Employer who is not explicitly excluded under the Adoption Agreement.

2.13    EMPLOYEE:

An individual who renders service to the Employer, and whose compensation is subject to the withholding of income tax by the Employer. The term "Employee" shall also include Self-Employed Individuals, Owner-Employees and five-Percent Owners, and any individuals considered to be leased employees as and to the extent required under Section 414(n) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer's nonhighly compensated work force within the meaning of section 414(n)(l)(C)(ii) of the Code, the term Employee" shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code unless otherwise provided by this Plan.

2.14    EMPLOYEE CONTRIBUTIONS:

Contributions to the Plan made by a Participant during the Plan Year. The term "Employee Contributions" shall not include Salary Deferral Contributions.

2.15    EMPLOYER:

The Employer named in the Adoption Agreement or any successor thereto assuming the liabilities hereunder and any predecessor employer named in the Adoption Agreement; any other organization which has adopted the Plan with the consent of such Employer; and any successor of such Employer.

2.16    EMPLOYER DEFERRAL CONTRIBUTION:

The qualified nonelective contribution taken into account under the terms of the Plan in computing the Actual Deferral Percentage for purposes of determining the Average Actual Deferral Percentage and the Salary Deferral Contribution Limitation.

2.17    ENTRY DATE:

The dates specified in the Adoption Agreement.

2.18    ERISA:

The Employee Retirement Income Security Act of 1974, as amended.

2.19    FAMILY MEMBER:

Any individual described in section 414(q)(6)(B) of the Code.

2.20    FIVE-PERCENT OWNER

If the Employer is not a corporation, an individual who owns more than 5 percent of the capital or profits interest in the Employer if the Employer is a corporation, an individual who owns (or is considered as owning, within the meaning of code Section 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation.

2.21    HIGHLY COMPENSATED EMPLOYEE:

        (1) An Employee who performs service during the Determination Year and is described in one or more of the following groups during the year or the preceding year:

                (A) was at any time a 5-percent owner, as defined in Section 416(i)(1)(iii),

                (B) received Compensation from the Employer in excess of $75,000,

                (C) received compensation from the Employer in excess of $50,000 and was in the top-paid group of Employees for such year, or

                (D) was at any time an officer and received compensation greater than 50 percent of the amount in effect under
                        Section 415(c)(1)(A) for such year.

        For purposes of the above:

                1. The Determination Year is the Plan Year for which the determination of who is highly compensated is being made.

                2. The preceding year is the twelve-month period immediately preceding the Determination Year, or if the employer elects, the calendar year ending with or within the Determination Year.

                3. The top-paid group consists of the top 20% of employees ranked m the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in section 414(q)(S) and Q & A 9(b) of section 1.414(q)-IT of the regulations are excluded.

                4. The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10% of employees).

                5. When no officer has compensation in excess of 150% of the section 415(c) limit, the highest paid officer is treated as highly compensated.

                6.      Compensation is compensation within the meaning of
                        section 415(c)(3) including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

                7.      Employers aggregated under section 414(c), (in), or
                        (0) are treated as a single employer.

                For purposes of the requirements of IRC section 401(m), a highly compensated employee who is either a 5-percent owner or one of the ten most highly compensated employees is subject to the family aggregation rules of section 414(q)(6). The definition of family member as the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any employee or former employee. The definition of a highly compensated employee, a former employee who had a separation year prior to the determination year and who was a highly compensated active employee for either (1) such employee's separation year or (2) any determination year ending on or after the employee's 55th birthday. Generally, a separation year is the determination year the employee separates from service.

                For purposes of the actual deferral :percentage test of section 401(k) and the determination of excess contributions, as all compensation, other than qualified or previously qualified deferred compensation, that is currently includible in gross income; and, for a self-employed individual, as earned income (within the meaning of section 401(c)(1)) derived from the individual's trade or business. The employer shall include in this definition elective deferrals provided this election is made m a uniform and consistent basis with respect to all employees and all plans of the employer.

        (2) In the case of the year for which the relevant determination is being made, an Employee not described in subparagraph (B), (C), or (D) of paragraph (1) for the preceding year (without regard to this paragraph shall not be treated as described in subparagraph
                (B), (C), or (D) of paragraph (1) unless such Employee is a member of the group consisting of the 100 Employees paid the greatest compensation during the year for which such determination is being made.

                For the purposes of the definition of Highly Compensated Employees the determination year is the plan year for which the determination of who is highly compensated is being made. The preceding year is the twelve-month period immediately preceding the determination year, or, if the Employer elects, the calendar year ending with or within the determination year.

        (3) 5-PERCENT OWNER -- An Employee shall be treated as a 5-percent owner for any year if at any time during such year such Employee was a 5-percent owner (as defined in Section 416(i)(1) of the Employer.

        (4) TOP-PAID GROUP -- An Employee is n the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of Compensation paid during such year.

        (5)     SPECIAL RULES FOR TREATMENT OF OFFICERS. --

                (A) Not more than 50 officers taken into account. -- For purposes of paragraph (1)(D), cc more than 50 Employees (or d lesser, the greater of 3 Employees or 10 percent of the Employees) shall be treated as officers.

                (B) At least 1 officer taken into account. -- If for any year no officer of the Employer is described in paragraph (PD), the highest paid officer the Employer for such year shall be treated as described in such paragraph.

        (6)     TREATMENT OF CERTAIN FAMILY MEMBERS. --

                (A) In general. -- If any individual is a member of the family of a 5-percent owner or of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation during the year, then --

                        (i) such individual shall not be considered a separate Employee, and

                        (ii) any compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee.

                (B) Family.--For purposes of subparagraph (A), the term "family" means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

        (7)     COMPENSATION. -- For purposes of this subsection --

                (A) In general- -- The term "compensation" means compensation within the meaning of Section 415(c)(3).

                (B) Certain provisions not taken into account. -- The determination under subparagraph (a) shall be made --

                        (i) without regard to Sections 125, 402(a)(8), and 402(h)(1)(B), and

                        (ii) in the case of employer contributions made pursuant to a salary reduction agreement, without regard to
                        Section 403(b).

        (8) EXCLUDED EMPLOYEES -- For purposes of subsection (r) and for purposes of determining the number of Employees in the top-paid group under paragraph (4), the following employees shall be excluded --

                (A)     Employees who have not completed 6 months of service.

                (B) Employees who normally work less than 17 1/2 hours per week,

                (C) Employees who normally work during not more than 6 months during any year,

                (D)     Employees who have not attained age 21,

                (E) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the employer, and

                (F) Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 91l(d)(2)) from the employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3)).

                        The Employer may elect to apply subparagraph (A), (B),
                        (C), or (D) by substituting shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subparagraph.

                (9) FORMER EMPLOYEES. -- A former Employee shall be treated as a highly compensated employee if --

                        (A) such Employee was a Highly Compensated Employee when such employee separated from service, or

                        (B) such Employee was a Highly Compensated Employee at any time after attaining age 55.

2.22    HOURS OF SERVICE:

Hours of Service shall be determined on the basis of the method selected in the Adoption Agreement. Each Employee or Participant shall be credited with Hours of Service as follows:

        (a) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties for the Employer, which hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

        (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability) layoff, jury duty, military duty or leave of absence; provided, however, that no more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); Hours of Service under this paragraph shall be calculated and credited pursuant to section 2530.200b-2(b) or the Department of Labor Regulations which are incorporated herein by this reference;

        (c) Each hour for which back pay, without regard to the mitigation of damages, is either awarded or agreed to by the Employer; the same Hours of Service shall not be credited both under paragraph
                (a) or paragraph (b), as the case may be, and under this paragraph (c); these Hours of service shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement or payment is made;

        (d) Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer;

        (e) Where the Employer is a member of an affiliated service group (within the meaning of Section 414(m) of the Code), a controlled group of corporations (within the meaning of Section 414(b) of the Code), or a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), Hours of service with such affiliated service group, controlled group of corporations, or group of trades or businesses under common control shall be treated as Hours of Service for the Employer;

        (f) Hours of Service will be credited for service with the Employer by any individual considered an Employee under Section 414(n) of the Code; and

        (g) For Plan Years beginning on or after January 1, 1985, for purposes of determining whether a One Year Break in Service has occurred, an Employee who is absent from work for any period (i) by reason of the pregnancy of such Employee, (ii) by reason of the birth of a child of such Employee, (iii) by reason of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, shall receive credit for (i) each hour for which such Employee would otherwise normally have beer, credited, but for such absence, or (ii) eight hours per day in any case in which the Plan is unable to determine the exact number of hours of service; provided, however, that no more than 501 Hours of Service shall be credited under this paragraph by reason of such absence. Hours of Service under this paragraph shall be credited only (i) in the Year in which the absence from work begins, if the Employee would be prevented from incurring a One Year Break in Service in such Year solely because the period of absence is treated as Hours of Service, or (ii) in the immediately following Year.

                Notwithstanding the foregoing, in order to receive credit for Hours of Service as provided in this paragraph, the Employer may request, pursuant to uniform and nondiscriminatory rules it may adopt, the Employee to furnish such information as the Employer may deem appropriate to establish that the absence from work is for the above reasons and the number of days for which there was such an absence.

2.23    INACTIVE PARTICIPANT:

Any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the Plan.

2.24    INSURANCE COMPANY:

A legal reserve life insurance company selected by the Employer.

2.25    MATCHING CONTRIBUTION:

Any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Employee Contributions or Salary Deferral Contributions.

2.26    NAMED FIDUCIARY:

The Employer.

2.27    NET PROFITS:

The current and accumulated earnings of the Employer before federal and state taxes and contributions to this and any other qualified plan.

2.28    NON-HIGHLY COMPENSATED EMPLOYEE:

An Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

2.29    NONTRANSFERABLE CONTRACT:

An Annuity Contract providing that the contract or the benefits accruing thereunder shall not be transferable, sold, assigned, discounted or pledged as security for any purpose.

2.30    NORMAL RETIREMENT AGE:

The age specified in the Adoption Agreement.

2.31    NORMAL RETIREMENT DATE:

The first day of the month following the Participant's attaining Normal Retirement Age.

2.32    ONE YEAR BREAK IN SERVICE:

A One Year Break in Service shall be determined as follows:

        (a) If the hours of service method of determining service is selected by the in the Employer Adoption Agreement, a One Year Break in service shall mean the 12-consecutive month period used in determining Years of Service during which an Employee does not complete more than 500 Hours of Service.

        (b) If the elapsed time method of determining service is selected by the Employer in the Adoption Agreement, a One Year Break in Service shall mean any Period of Severance of a least 12-consecutive months, during which the Employee does not perform an Hour of Service for the Employer. Notwithstanding the foregoing sentence, for Plan Years beginning on or after January 1, 1985, the 12-consecutive month period beginning on the first anniversary of the first date of an Employee's absence from work for maternity or paternity reasons shall not constitute a One Year Break in Service. For purposes of the foregoing sentence, an absence (i) by reason of the pregnancy of such Employee, (ii) by reason of the birth of a child of such Employee, (iii) by reason of the placement of a child with such Employee in connection with the adoption of such child by the Employer, or
                (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement. Notwithstanding the foregoing, in order to receive credit for maternity or paternity leave as provided in this paragraph, the Employer may request, pursuant to uniform and nondiscriminatory rules it may adopt, the Employee to furnish such information as the Employer may deem appropriate to establish that the absence from work is for the reasons described in the preceding sentence.

2.33    OWNER-EMPLOYEE:

An Employee who is the sole proprietor of, or a partner owning more than 10% of either a capital interest or a profits interest in, the business of the Employer.

2.34    PARTICIPANT:

Each Eligible Employee who has become a Participant in accordance with the rules set forth in Article IV. A leased employee within the meaning of section 414(n)(2) of the Code shall become a Participant in and accrue benefits under the Plan based upon service as a leased employee as provided hereunder.

2.35    PERIOD OF SEVERANCE:

A continuous period of time during which an Employee is not employed by the Employer. Such period shall begin on the earlier of the date the Employee retires, quits, dies or is discharged, or the 12-month anniversary of the date on which the Employee is otherwise absence from service.

2.36    PLAN:

The plan established by the Employer by the execution of the Adoption Agreement.

2.37    PLAN YEAR:

The 12-consecutive month period adopted by the Employer for reporting its federal income tax, as set forth in the Adoption Agreement as the Employer's taxable year.

2.38    QUALIFIED NONELECTIVE CONTRIBUTIONS:

Contributions (other than Matching Contributions) made by the Employer and allocated to Participant's accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are fully (100%) vested and nonforfeitable when made; and that are not distributable under the terms of the Plait to Participants or their Beneficiaries earlier than the first to occur of the following:

        (a) separation from service, death, or disability of the Participant;

        (b)     attainment of the age 59-1/2 by the Participant;

        (c) termination of the Plan without establishment of a successor plan;

        (d) the date of distribution of amounts attributable to Salary Deferral Contributions or Qualified Nonelective Contributions upon Plan termination, sale of assets or sale of a subsidiary, as provided in Section 8.12 hereunder;

2.39    SALARY DEFERRAL CONTRIBUTIONS:

Contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation, including contributions made pursuant to a salary reduction agreement.

2.40    SELF-EMPLOYED INDIVIDUAL:

Any individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, or who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

2.41    TOP-HEAVY:

A plan shall be top-Heavy for any Plan Year beginning after December 31, 1983, if the top-heavy ratio exceeds 60%. A plan shall be Super Top-Heavy if the top-heavy ratio exceeds 90%. The top-heavy ratio is the ratio, determined as of the Determination Date, of (i) the aggregate of the accounts of all Key Employees, to (ii) the aggregate of the accounts of all Employees under the Plan, as computed in accordance with the provisions of Code Section 416(g)(4)(E), Section 416(g)(3), Section 416(g)(4)(A), Section 416(g)(4)(B) and Treasury Regulations section 1.416-1, T-24. In determining whether this Plan is Top-Heavy for any Plan Year, this Plan and all other plans of the Employer which are required to be aggregated with the Plan will be Top-Heavy only if the Required Aggregation Group for such Plan Year is a top-heavy group, as defined in Section 416(g)(2)(B) of the Code. This Plan shall not be Top-Heavy if it is part of a Required or Permissive Aggregation Group which is not a top-heavy group for such Plan Year.

Solely for purposes of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is top-heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or if there is no such method, as if such benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

For purposes of the foregoing, the following terms shall have the following meanings:

        (a)     COMPENSATION:

        For all top-heavy purposes, Compensation shall have the meaning set forth in Section 6.04(e)(iii), subject to the limitation provided in Section 2.10. For the purpose of determining whether an employee is a Key employee, the compensation to be used is as defined in IRS Code Section 415(c)(3) but including employer contributions made pursuant to a salary reduction agreement.

        (b)     DETERMINATION DATE:

                With respect to any Plan Year, the Determination Date shall be
                (i) the last day of the preceding Plan Year, or (ii), in the case of the first Plan Year of the Plan, the last day of such Plan Year.

        (c)     KEY EMPLOYEE:

                In accordance with the rules of Code Section 416(i) and the Regulations thereunder, any Employee or former Employee (and the beneficiaries of such Employee) who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was:

                (i) An officer of the Employer having an annual Compensation greater than 50 percent of the amount of the dollar limitation of the Maximum Permissible Amount, as set forth in Section 6.04(e)(ix)(A) of Article VI;

                (ii) One of the ten Employees having annual compensation from the employer of more than the limitation in effect under IRS Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Section 318) both more than a 1/2 percent interest as well as one of the ten largest interests in the employer;

                (iii)   A Five-Percent Owner of the Employer;

                (iv) A One-Percent Owner of the Employer having an annual Compensation from the Employer of more than $150,000.

        (d)     PERMISSIVE AGGREGATION GROUP:

                Any group of plans not required to be aggregated in a Required Aggregation Group, if the group will continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

        (e)     REQUIRED AGGREGATION GROUP:

                (i) Each plan of the Employer in which a Key Employee is a Participant, or (ii) each other plan of the Employer which enables any plan described in clause (i) to meet the requirements of Code Sections 401(a)(4) and 410.

2.42    TRUST:

The trust established by the Employer in connection with the adoption of this Plan by the execution of the Adoption Agreement. The terms of the Trust are set forth, attached hereto, which is incorporated herein as if set forth in full and made a part of the Plan by this reference.

2.43    TRUST FUND:

The Trust Fund established pursuant to this Plan and administered by the Trustee.

2.44    TRUSTEE:

Such persons or persons, including any successor or successors thereto, designated in the Adoption Agreement, to act as Trustee of the Trust and to hold the Trust assets in accordance with the Trust and Article Ill hereof.

2.45    VALUATION DATE:

The last day of the Plan Year and any other date on which the assets of the Plan are valued.

2.46    YEAR OF SERVICE:

        (a) (i) If the hours of service method of determining service is selected by the Employer in the Adoption Agreement. Year of Service shall mean a 12-consecutive month period, during which an Employee or Participant completes at least 1,000 Hours of Service, commencing on the date the Employee first performs an Hour of Service for the Employer and any 12-consecutive month period commencing on an anniversary date thereof

                (ii) If the elapsed time method of determining service is selected by the Employer in the Adoption Agreement, Years of Service shall mean a 12-consecutive month period, during which the Employee is employed by the Employer, commencing on the date the Employee first performs an Hour of Service for the Employer and each anniversary date thereof, including any Period of Severance of less than 12- consecutive months, and ending on the date a One Year Break in service begins. If the Employer maintains the plan of a predecessor employer, Years of Service for such predecessor employer shall be treated as Years of Service for the Employer. If the Employer is a member of an affiliated service group (within the meaning of Section 414(m) of the Code), a controlled group of corporations (within the meaning of Section 414(b) of the Code), or a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), service with such affiliated service group, controlled group of corporations, or group of trades or businesses under common control shall be treated as service for the Employer. Service will be credited for service with the Employer by any individual considered an Employee under Section 414(n) of the Code to the extent required thereunder. Any fractional period of a year shall be expressed in terms of days.

        (b) For purposes of determining whether and when an Employee becomes a Participant (the eligibility computation period), the Year of Service shall commence on the date the Employee first performs an Hour of Service for the Employer upon employment and reemployment and any subsequent 12-consecutive month period commencing on an anniversary date thereof. For all other Plan purposes, if the Employer has selected the hour of service method for determining service, the Year of Service shall be the Plan Year.

        (c) For purposes of crediting service, the hour of service method for crediting service for an Employee shall mean a computation based upon the actual counting of hours of service during the applicable 12-consecutive month computation period; and the elapsed time method for crediting service for an Employee shall mean a computation based upon a reference to the total period of time which elapses while the Employee is employed with the Employer, regardless of the number of hours of service completed during such period. The elapsed time method shall be consistent with such regulations as the Secretary of Treasury may prescribe.

2.47    NON-KEY EMPLOYEE:

Any Employee who is not a Key Employee, including Employees who are former Key Employees

--------------------------------------------------------------------------------
                         ARTICLE III. -- ADMINISTRATION
--------------------------------------------------------------------------------

3.01    DUTIES AND RESPONSIBILITIES OF THE EMPLOYER:

The Employer shall administer the Plan, shall be responsible for its operation in accordance with its terms and shall have sole authority to enforce the Plan and the Trust for and on behalf of any and all parties interested therein to the extent that the Employer has not designated, in accordance with Section 3.01(g), another person or organization to be responsible for its operation and administration. The Employer shall be the agent for service of process under this Plan. Without limitation the generality of the foregoing, the Employer shall:

        (a) Establish a funding policy and method which is consistent with the objectives of the Plan and ERISA;

        (b) Determine the amount of the Employer contributions to the Plan and allocate such contributions among Participants in accordance with the terms of the Plan;

        (c) Determine all questions relating to the eligibility of Employees to participate in the Plan, the time and manner of payment of benefits and all questions concerning the administration and interpretation of the Plan, and such determination, subject to the provisions of Section 12.05 of Article XII hereof, shall be conclusive and binding on all Participants and Beneficiaries;

        (d) Keep and maintain all records necessary for the administration of the Plan;

        (e) Prepare and file all tax and non-tax returns and forms, including but not limited to the Plan's annual report, required by the Code, ERISA and any other federal or state law relating to qualified employee benefit plans;

        (f) Prepare and distribute all notices and information required by the reporting and disclosure provisions of the Code, ERISA and any other federal or state law relating to qualified employee benefit plans;

        (g) Have the authority to employ or designate any person or organization to advise or perform services with respect to the Employer's responsibilities under the Plan and the Trust and to allocate to such person or organization all, or a part of, the responsibility for the operation and administration of the Plan and the Trust, including the authority to employ an investment manager or managers to direct the investment of all or a portion of the Trust Fund, to the extent not so directed by Participants hereunder, provided such investment manager is a registered investment advisor under the Investment Adviser's Act of 1940, a bank or an insurance company, who (i) has the power to manage, acquire, or dispose of Plan assets, and (ii) acknowledges in writing his or her fiduciary responsibility to the Plan;

        (h) Determine whether a domestic relations order received by the Plan is a qualified domestic relations order, within the meaning of Section 414(p) of the Code;

        (i) Provide to the recipient of a distribution from the Plan a written explanation of rollover treatment, pursuant to the rules of Code Section 402(a)(5), under which such distribution will not be subject to tax if transferred to an eligible retirement plan within sixty (60) days after the date on which the recipient receives the distribution and of the provisions relating to the tax treatment of a lump san distribution under Code Section 402(a)(2) and (e); and

3.02    DUTIES AND RESPONSIBILITIES OF SERVICE PROVIDERS:

If the Employer employees or designates, pursuant to section 3.01(g) above, any person or organization to give advice or render services with respect to its duties and responsibilities hereunder, no person or organization who is so employed shall have any discretionary responsibility in the management, operation or administration of the Plan other than that specifically de -- the legated by Employer. Compensation of such persons shall be as mutually agreed from time to time.

3.03    DUTIES AND RESPONSIBILITIES OF THE TRUSTEE:

The Trustee shall hold, invest and reinvest all contributions to the Plan and the earnings thereon, except to the extent that the authority to manage, control and invest any part of the assets of the Trust Fund has been delegated to an investment manager employed by the Employer pursuant to section 3.01(g) or assumed by the Employer or the Participants in the manner provided in Section
10.02 of Article X. To the extent the assets of the Trust Fund are subject to the management, control and investment of an investment manager, the Employer, or a Participant, the Trustee shall retain custody of such assets and shall follow the directions of the investment manager, the Employer or Participant in accordance with the provisions of section 10.02 of Article X and the relevant provisions of the Trust, and shall perform all such duties and responsibilities in the manner provided in the Trust, and, except as provided herein, shall have no discretionary authority with respect to the management of the Plan, the management or disposition of the Plan assets, or the administration of the Plan.

3.04 GENERAL:

        (a) Anyone may serve in more than one fiduciary capacity with respect to the Plan and the Trust.

        (b) It is intended that each of the fiduciaries with respect to the Plan and the Trust shall be solely responsible for their own acts or omissions. Except to the extent imposed by ERISA, cc fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed upon such other fiduciary by ERISA, or by any regulation or ruling issued thereunder. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and the Trust unless the former fiduciary participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach, or through such fiduciary's negligence in performing its own specific fiduciary responsibilities which give rise to his status as a fiduciary has enabled such other fiduciary to commit a breach of the latter's fiduciary responsibilities.

        (c) All costs and expenses incurred in the administration of the Plan and the Trust shall be paid by the Employer, if the Employer fails to pay such costs within sixty (60) days, or if the Employer so provides in the Adoption Agreement, the costs and expenses shall be charged against and deducted from the Trust fund.

--------------------------------------------------------------------------------
                          ARTICLE IV. -- PARTICIPATION
--------------------------------------------------------------------------------

4.01    ELIGIBLE EMPLOYEES:

All Eligible Employees who have met the eligibility requirements specified in the Adoption Agreement as of the Effective Date, those Participants referred to in Section 13.01 of Article XIII and all Employees who are participants in a plan which is amended by the adoption of this Plan, shall be Participants as of the Effective Date. Any Employee who does not become a Participant on the Effective Date shall become a Participant on the Entry Date specified in the Adoption Agreement coincident with or immediately following the date on which he or she meets the eligibility requirements specified in the Adoption Agreement.

4.02    EMPLOYEE WHO BECOMES ELIGIBLE EMPLOYEE:

Notwithstanding the foregoing, an Employee who becomes an Eligible Employee after satisfying the eligibility requirements shall commence participation as of the date the Employee becomes an Eligible Employee.

4.03    ABSENT ON ENTRY DATE:

Notwithstanding the provisions of Section 4.01 and 4.02, an Eligible Employee who is not employed by the Employer on the Entry date on which such Eligible Employee would otherwise enter the Plan shall enter the Plan on the following date:

        (a) If the Employer has selected the elapsed time method of determining service, retroactively as of the missed Entry Date, if the Employee returns of employment prior to the commencement of a Period of Severance;

        (b) As of the date the Employee returns to employment as an Eligible Employee, if the Employee returns at any other time.

4.04    FORMER PARTICIPANT:

A former Participant shall become a Participant immediately upon returning to the employ of the Employer.

4.05    EMPLOYEE WHO CEASES TO BE ELIGIBLE EMPLOYEE:

A Participant who ceases to be an Eligible Employee but who has not terminated employment with the Employer shall become a suspended Participant. During the period of suspension, no Employer contributions shall be credited to the Participant's Employer Contributions Account which are based on the Participant's Compensation from and after the date of suspension. However, amounts previously credited to a Participant's Account shall continue to vest, and the Participant shall be entitled to benefits in accordance with the other provisions of the Plan throughout the period during which the Participant is in suspended status. A suspended Participant who returns to the status of an Eligible Employee without incurring a One-Year Break in Service shall participate in the Plan immediately upon becoming again an Eligible Employee. If such suspended Participant incurs a One-Year Break in Service, participation shall be determined in accordance with the provisions of
Section 4.03.

--------------------------------------------------------------------------------
                   ARTICLE V. -- CONTRIBUTIONS AND FORFEITURES
--------------------------------------------------------------------------------

5.01    EMPLOYER CONTRIBUTIONS:

The Employer shall contribute to the Trust for each Plan Year amounts which shall be determined as provided below:

        (a)     Salary Deferral Contributions:

                Each Participant may elect to enter into a written salary deferral agreement with the Employer to defer payment of a portion of his or her Compensation. The Employer shall pay the amount designated to be deferred in the salary deferral agreement to the Trustee on the Participant's behalf to be credited to the Participant's Salary Deferral Account. The amount of Compensation which the Participant may elect to defer shall be expressed as a percentage of the Participant's Compensation and shall not exceed the percentage set forth in the Adoption Agreement For all purposes under this Plan other than the application of the vesting schedule for Employer contributions, the amount deferred by the Participant shall be deemed to be a contribution made by the Employer.

                The salary deferral agreement shall be in such form as provided by the Employer and shall apply to each payroll period after the salary deferral agreement has been completed by the Participant and submitted to the Employer. The salary deferral agreement may be amended or terminated for future payroll periods at such times and in such manner as permitted under nondiscriminatory rules and procedures established by the Employer.

        (b)     (i) NONELECTIVE CONTRIBUTIONS:

                    If the Employer elects in the Adoption Agreement to make nonelective contributions, the Employer shall contribute to each Participant's Employer Nonelective Contributions Account an amount which shall be allocated according to the Adoption Agreement to all active participants. The amount shall not exceed the amount set forth in the Adoption Agreement. Such nonelective contributions shall be immediately 100% vested.

        (ii)    MATCHING CONTRIBUTIONS:

                    if the Employer elects in the Adoption Agreement to make matching contributions, the Employer shall contribute to each Participant's Salary Deferral Account or to each Participant's Employer Contributions Account, as specified in the Adoption Agreement, an amount for each Participant which shall equal a percentage of the amount deferred by each such Participant pursuant to the Participant's salary deferral agreement, as described in Subsection (a). The amount shall not exceed the amount set forth in the Adoption Agreement.

        (c)     ADDITIONAL SALARY DEFERRAL ACCOUNT CONTRIBUTIONS:

                The Employer may contribute to the Trust an amount to be determined by the Employer, which shall be allocated as provided in Section 6.01(c) of Article VI, to the Salary Deferral Accounts of those Participants who are not part of - the group of highly compensated Employees as defined in Section 5.01(e).

        (d)     PROFIT SHARING CONTRIBUTIONS:

                The Employer may contribute to the Trust an additional discretionary amount to be determined by the Employer, which shall be allocated as provided in Section 6.01(d) of Article VI, to the Employer Contributions .Account of each Participant.

        (e)     LIMITATIONS ON CONTRIBUTIONS:

                The amount of the Employer's contributions shall not exceed (i) the amount which may be allocated to any Participant's Account because of the application of the limitations provided in
                Section 6.04 of Article VI, or (ii) the maximum amount deductible under the provisions of Section 404 of the Code. In addition, the sum of the Salary Deferral Contributions, any Matching Contributions allocated to the Participant's Salary Deferral

                Account and any Additional Deferral Contributions must satisfy one of the actual deferral percentage tests of Section 401(k) of the Code.

        (f)     PAYMENT OF CONTRIBUTIONS:

                The Employer shall contribute Salary Deferral Contributions for each Plan Year These amounts shall be paid in cash to the Trust as of the end of each month for which a salary deferral agreement is in existence, but in no event later than thirty
                (30) days after the end of the Plan Year. Any Matching Contributions, Additional Deferral Contributions and Profit Sharing Contributions for each Plan Year shall be paid in cash and contributed to the Trust by the Employer on or before the close of business on the date prescribed by law (including extensions thereof) for filing the Employer's income tax return for the Employer's taxable year which ends coincident with the end of the Plan Year for which the contributions are made.

        (g)     VESTING OF CONTRIBUTIONS TO DEFERRAL ACCOUNTS:

                Salary Deferral Contributions, Additional Deferral Contributions, and any Matching Contributions contributed to Participants' Salary Deferral Accounts shall be fully vested and nonforfeitable at all times.

        (h)     REVERSION OF CONTRIBUTIONS:

                Employer Matching, Additional Deferral, Profit Sharing, and Nonelective Contributions may not be returned or revert to the Employer except as specifically provided in this Subsection (h).

                (i) Any such contribution made by the Employer because of a mistake of fact may be returned to the Employer within one year of contribution.

                (ii) Any such contribution made by the Employer that is conditioned on the Plan's initial qualification under the Code may be returned to the Employer within one year after the date the initial qualification is denied.

                (iii) Any such contribution made by the Employer that is conditioned m the deductibility of the amount under
                        Section 404 of the Code may be returned to the Employer, to the extent of the amount disallowed, within one year after the disallowance of the deductions.

                (iv) Any contribution made by the Employer that is conditioned upon the qualification of the Plan as amended may be returned to the Employer within one year after the date the qualification of the amendment to the Plan is denied, if the Plan amendment is submitted to the Internal Revenue Service for qualification within one year from the date the amendment is adopted.

5.02    VOLUNTARY EMPLOYEE CONTRIBUTIONS:

        (a)     EMPLOYEE CONTRIBUTIONS:

                (i) If the Employer has elected in the Adoption Agreement to permit Participants to make Employee Contributions, each Participant may, at his or her sole option, contribute in cash on his or her own behalf an amount which does not exceed 10% of his or her total Compensation for all years during which the Participant is a Participant in this and all other qualified plans maintained by the Employer.

                (ii) Each Participant's Employee Contributions and the earnings thereon shall be maintained in his or her Employee Contributions Account.

                (iii) Upon a written application in a form and substance satisfactory to Employer and Trustee, upon the Employer's approval and with the written consent of the Participant's spouse, a Participant may withdraw at any time all or any part of his or her Employee Contribution Account, including the earnings on such Employee Contributions.

                (iv) All Employee Contributions shall be paid to the Trustee no later than thirty (30) days after the end of the Plan Year for which they are credited.

        (b)     ROLLOVER CONTRIBUTIONS:

                (i) If the Employer has elected in the Adoption Agreement to permit Participants to make Rollover Contributions, any Participant may transfer to the Trust Fund all or any portion of a qualified total distribution, as defined in Code Section 402(a)(5)(E)(i), received from a plan which is qualified under Code Section 401(a)(ii) or Section 417, the trust of which is exempt from tax under Code
                        Section 501(a), provided such distribution is not attributable to contributions made on behalf of such Participant while a Key Employee, as defined in Code
                        Section 416(i), in a top-heavy plan, as defined in Code
                        Section 416(g). Any Participant, including a Participant who was a Key Employee while the plan from which the transfer is made was top-heavy, or a Participant who was a Self-Employed Individual while a Participant in the plan from which the transfer is made, may direct the trustee of such plan to transfer directly to the Trustee of this Plan assets held on behalf of the Participant either as a common law employee or as a Self-Employed Individual, provided that the trust from which the assets are transferred permits the transfer to be made. Any Participant may transfer to the Trust any rollover contribution, as defined in Code Section 408(d)(3)(A)(ii), from an individual retirement account ("IRA"), as defined in Code Section 408, plus the earnings thereon, provided no part of such rollover contribution is attributable to contributions made while the Participant was a Self-Employed Individual and provided further that such rollover otherwise meets the requirements of Code Section 408(d)(3).

                (ii) The Employer shall develop such procedures, and may require such information from a Participant desiring to make such a rollover transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Paragraph and will meet the requirements of a qualified total distribution.

                (iii) Each Participant's Rollover Contributions and the earnings thereon shall be maintained in his or her Rollover Contributions Account.

                (iv) Upon a written application in a form and substance satisfactory to the Employer and the Trustee, a Participant may withdraw at any time all or any part of his or her Rollover Contributions account, including the earnings thereon.

        (c)     VESTING OF EMPLOYEE CONTRIBUTION ACCOUNTS:

                Each Participant's Employee Contribution Account and Rollover Contribution Account shall be fully vested and not subject to forfeiture for any reason.

5.03    LIMITATION ON SALARY DEFERRAL CONTRIBUTIONS.

The amount of Salary Deferral Contributions, Employer Deferral Contributors, and Nonelective Contributions allocated to an account of an Eligible Participant in any Plan Year shall not exceed the limitations set out below:

        (a)     MAXIMUM DOLLAR AMOUNT.

                No Eligible Participant shall be permitted to have Salary Deferral Contributions made under the Plan during any calendar year in excess of $7,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

        (b)     MAXIMUM PERCENTAGE OF COMPENSATION.

                The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan year multiplied by:

                (i)     1.25; or

                (ii) 2.00, provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan year by more than two percent

                        (2%) or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

        (c)     DEFINITIONS.

                For purposes of this Section 5.03, the following definitions shall be used:

                (i)     Actual Deferral Percentage.

                        The ratio (expressed as a percentage) of Salary Deferral Contributions, Employer Deferral Contributions, and Nonelective Contributions on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

                (ii)    AVERAGE ACTUAL DEFERRAL PERCENTAGE.

                        The average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

                (iii)   ELIGIBLE PARTICIPANT.

                        Any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Salary Deferral Contributions, Employer Deferral Contributions, or Nonelective Contributions allocated to his account for the Plan Year.

        (d)     SPECIAL RULES.

                For purposes of this Section 5.03, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Deferral Contributions, Employer Deferral Contributions, or Nonelective Contributions allocated to his account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Salary Deferral Contributions, Employer Deferral Contributions, and Nonelective Contributions were made under a single plan or arrangement. For purposes of determining the Actual Deferral Percentage of an Eligible Participant who is a Highly Compensated Employee, the Salary Deferral Contributions, Employer Deferral Contributions, Nonelective Contributions and Compensation of the Eligible Participant shall include the Salary Deferral Contributions, Employer Deferral Contributions, Nonelective Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Eligible

                Participants who are Nonhighly Compensated Employees. The determination and treatment of the Salary Deferral Contributions, Qualified Nonelective Contributions and Actual Deferral Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In the case of a Highly Compensated employee who is either a 5-percent owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules of section 414(q)(6), the actual deferral ratio (ADR) for the family group (which is treated as one highly compensated employee) is the greater of (1) the .ADR determined by combining the contributions and compensation of all eligible family members who are highly compensated without regard to family aggregation, and (2) the ADR determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are disregarded in determining the actual deferral percentages for the groups of highly compensated employees and nonhighly compensated employees. All elective contributions that are made under two or more plans that are aggregated for purpose of section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of section 401(k), the aggregated plans must also satisfy sections 401(a)(4) and 410(b) as though they were a single plan.

        (e)     AMENDMENT AND REVOCATION OF ELECTION.

                In order to ensure compliance with the limitations referred to in this Section 5.03, the Employer may amend or revoke its salary deferral agreement with any Eligible Participant in order to reduce the amount of the Salary Deferral Contributions. To the extent that an amendment or a revocation of the salary deferral agreement ~uses a reduction in the amount of the Salary Deferral Contributions to any Eligible Participant's account, the Eligible Participant shall receive in cash an amount equal to the amount of such reduction, which shall constitute Compensation received by the Eligible Participant. Alternatively, if the amount of Salary Deferral Contributions has caused the limitations described in this Section to be exceeded or the Plan to fail to meet one of the actual deferral percentage tests, the Employer shall refund such excess contributions together with earnings attributable to such excess contribution.

        (f) Notwithstanding the above, an elective Salary Deferral Contribution will be taken into account under the Actual Deferral Percentage test for a Plan Year only if it relates to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the employee within two and a half (2 1/2) months after the close of the Plan Year (but for the deferral election). Furthermore, an elective contribution will be taken into account under the Actual Deferral Percentage test for a Plan Year only if it is allocated to the employee as a date within that Plan Year. For this purpose, an elective Salary Deferral Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the elective Salary Deferral Contribution is actually paid to the Trust no later than twelve months after the Plan Year to which the contribution relates.

5.04    LIMITATION ON MATCHING CONTRIBUTIONS.

The amount of Matching Contributions allocated to an account of an Eligible Participant in any Plan Year shall not exceed an amount based upon the maximum percentage of Compensation set out below:

        (a)     MAXIMUM PERCENTAGE OF COMPENSATION.

                The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan year multiplied by:

                (i)     1.25; or

                (ii) 2.00, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan year by more than two percent (2%) or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee. The following contributions shall be taken into account: An Employee Contribution paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period of time after the end of the Plan Year. An excess contribution to this Plan that is recharacterized is to be taken into account in the Plan Year in which the excess amount is includible in the employee's gross income. A matching contribution is taken into account for a Plan year only if it is (1) made an account of the employee's elective or employee contribution for the Plan year, (2) allocated to the employee's account during that year, and (3) paid to the Trust by the end of the twelfth month following the close of that Year. Qualified matching contributions which are used to meet the requirements of section 401
                        (k)(3)(A) are not to be taken into account for the purposes of the average Contribution percentage test for this section.

        (c)     DEFINITIONS.

        For purposes of this Section 5.04, the following definitions shall be used:

                (i)     AVERAGE CONTRIBUTION PERCENTAGE.

                        The average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

                (ii)    CONTRIBUTION PERCENTAGE.

                        The ratio (expressed as a percentage) of the Matching Contributions, if any under the Plan on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

                (iii)   ELIGIBLE PARTICIPANT.

                        Any Employee who is directly or indirectly eligible to receive an allocation of matching contributions or to make employee contributions and includes: an employee who would be a plan participant but for the failure to make required contributions; an Employee whose right to make employee deferral contributions or receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an Employee who is unable to make an employee deferral contribution or receive a matching contribution because his/her compensation is less than a stated dollar amount.

        (d)     SPECIAL RULES.

                For purposes of this Section 5.04, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Matching Contributions, Salary Deferral Contributions or Employer Deferral Contributions allocated to his account under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions were made under a single plan. In the event that this Plan satisfies the requirements of IRC Section 401 (a)(4) and 410(b) of the Code, or if one or more other plans satisfy the requirements of IRC

                Section 401 (a)(4) and 410(b) of the Code only if aggregated with this Plan, then this Section 5.04 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Matching Contributions and Compensation of the Eligible Participant shall include the Matching Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees. The determination and treatment of the Contribution Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

        (e)     MULTIPLE USE

                If one or more Highly Compensated Employees are eligible to participate in both a cash or deferred arrangement subject to section 401(k) of the Internal Revenue Code and a plan maintained by the employer subject to section 401(m) of the Internal Revenue Code, then the plan(s) must comply with the Multiple Use of Alternative Limitation as described in IRC Regulation l.401(m)-2.

5.05    FORFEITURES:

Any portion of the Account or Accounts of a Participant which is not nonvested upon separation from service shall be considered a Forfeiture, and subject to reallocation as provided in Section 6.01(e) of Article VI.

5.06    SEPARATE ACCOUNTS:

All contributions made by or on behalf of a Participant shall be credited to the Participant's Accounts maintained by the Trustee for each Participant. Notwithstanding the foregoing, the Trustee must maintain separate accounts for accounting purposes only, and the segregation of the assets of the Trust Fund for each account is not required.

--------------------------------------------------------------------------------
       ARTICLE VI. -- ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES
--------------------------------------------------------------------------------

6.01    GENERAL RULES.

        (a)     SALARY DEFERRAL CONTRIBUTIONS.

                Salary Deferral Contributions, as defined in Section 5.01(a) of
                Article V, made pursuant to a written salary deferral agreement with a Participant shall be allocated and credited to such Participant's Salary Deferral Account as of the date contributed to the Trust.

        (b)     (i)     NONELECTIVE CONTRIBUTIONS.

                        Employer Nonelective Contributions, as defined in
                        Section 5.01(b)(i) of Article V, shall be allocated as of the Anniversary Date and credited to each Participant's Employer Nonelective Contributions Account in an amount which shall be allocated as specified in the Adoption Agreement.

                (ii)    MATCHING CONTRIBUTIONS.

                        Employer Matching Contributions, as defined in Section 5.01(b)(ii) of Article V, shall be allocated as of the Anniversary Date and credited to each Participant's Salary Deferral Account or to each Participant's Employer Contributions Account, as specified in the Adoption Agreement, in an amount equal to a uniform percentage, specified in the Adoption Agreement, of the amount deferred by such Participant pursuant to his or her written salary deferral agreement.

        (c)     ADDITIONAL SALARY DEFERRAL CONTRIBUTIONS.

                Additional Employer Deferral Contributions, shall be allocated as of the Anniversary Date and credited to the Salary Deferral Account of each Participant in an amount which bears the same ratio to the total Employer's Deferral Contributions for the Plan Year that such Participant's Compensation bears to the Compensation of all Participants for the Plan Year.

        (d)     PROFIT SHARING CONTRIBUTIONS.

                Employer Profit Sharing Contributions, as defined in Section 5.01(d) of Article V, shall be allocated as of the Anniversary Date and credited to each Participant's Employer Contributions account in an amount which bears the same ratio to the total Profit sharing Contributions for the Plan Year that each Participant's Compensation bears to the Compensation of all Participants. For purposes of this Section 6.01(d):

                (i) if the Employer has selected the Hours of Service method of determining service, the Employer shall make an allocation for any Participant who has completed 1,000 Hours of Service during the Plan Year.

                (ii) If the Employer has selected the elapsed time method for determining service, the Employer shall make an allocation for any Participant who has participated in the Plan for any period of time during the Plan Year.

        (e)     FORFEITURES.

                Forfeitures, as defined in Section 5.05 of Article V, shall be allocated as of the Anniversary Date, subject to the provision elected in the Adoption Agreement.

6.02    MINIMUM ALLOCATION.

Notwithstanding the foregoing, and except as otherwise provided below, for any Plan Year in which this Plan is Top-Heavy, the sum of forfeitures, if any, and Employer contributions (including the Salary Deferral Contributions made pursuant to a salary deferral agreement, Employer Matching Contributions, Employer Additional Deferral Contributions and Employer Profit Sharing Contributions) allocated to each Participant who is not a Key Employee shall not be less in the aggregate than the lesser of (i) 3% of such Participant's Compensation, or (ii) the largest percentage of Compensation which such contributions and forfeitures allocated on behalf of any Key Employee for such Plan Year represent. The minimum allocation for any no n-Key Employee shall be determined without regard to any Social Security contribution. The minimum allocation for any Participant shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation of Employer contributions because (i) the Participant fails to complete 1,000 Hours of Service, even if such Participant is a Participant as of the last day of the Plan Year or (ii) the Participant fails to enter into a salary deferral agreement with respect to the Plan or (iii) the Participant's Compensation is less than a stated amount. To the extent Employer contributions and forfeitures allocated to any Participant are less than the required minimum allocation, the Employer shall contribute an amount to be allocated to the Employer Contributions Account of each such Participant which shall provide the required minimum contribution to each Participant who is not a Key Employee. The minimum contribution under this Plan shall be made for any Participant who is covered under any other plan or plans of the Employer, unless the Employer has specified in the Adoption Agreement that this minimum contribution requirement will be made under such other plan or plans.

Notwithstanding the foregoing, the minimum allocation shall be made for any Participant to whom an allocation is to be made under the Plan pursuant to the Adoption Agreement. Neither Salary Deferral Contributions or Employer Matching Contributions shall be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement described above.

6.03    RESTORATION PROCEDURES:

In the event the Employer improperly fails to make an allocation to a Participant's Account for any Plan Year, the Employer shall make an additional contribution for such Participant's Account in order to restore it to its proper Account balance. The restoration contribution shall reflect Trust Fund income, gain or loss which would have been allocated to the amount of the missed allocation which is being restored.

6.04    LIMITATIONS ON ALLOCATIONS:

Notwithstanding anything herein to the contrary, the following limitations on allocations to Participant Accounts shall apply:

        (a) if the Participant does not participate and has never participated in any other qualified plan or welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, the amount of the Annual Addition which may be allocated under the Plan as of any Allocation Date to any Participant's, Accounts for any Limitation Year shall not exceed the Maximum Permissible Amount (based upon the Participant's Compensation up to such Allocation Date) reduced by the sum of any allocations of Annual Additions made to the Participant's Account under this Plan as for any preceding Allocation Date within the Limitation Year. If the Maximum Permissible Amount would be exceeded by the Annual Additions contributed under this Plan on behalf of a Participant as of any Allocation Date, the amount contributed or allocated shall be reduced, so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount, as follows:

                (i) Any Employee Contributions made Participant shall be returned to the Participant to the extent necessary.

                (ii) If after the application of Paragraph (i) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Employer Contributions (including any allocation of any forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                (iii) If after the application of Paragraph (i) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                (iv) If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph, it will not participate in the allocation of the Trust's investment gains and losses.

        (b) if the Employer maintains one or more other qualified defined contribution plans, without regard as to whether such other plan is a master or prototype plan, or a welfare benefit fund, as defined in Section 419(e) of the Code, in which a Participant in this Plan also participates, the amount of the Annual Additions which may be allocated under this Plan to any Participant's Accounts as of any Allocation Date shall not exceed the Maximum Permissible Amount (based upon Compensation paid up to such Allocation Date) reduced by the sum of any allocations of Annual Additions made to the Participant's Accounts under this Plan and any other such plans or welfare benefit funds maintained by the Employer as of any preceding Allocation Date within the Limitation Year, if the Annual Additions with respect to the Participant under such other defined contribution plans or welfare benefit funds are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount if the Annual Additions made with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

                if the Annual Additions allocated to a Participant under this Plan and any other such plans would result in an Excess Amount for a Limitation Year, the Excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

                If an Excess Amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                (i) the total Excess Amount allocated as of such date, multiplied by

                (ii) a fraction, the numerator of which is the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan, and the denominator of which is the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

                Any Excess Amount attributable to this Plan shall be disposed of in the manner described in Section 6.04(a). Notwithstanding any other provision to the contrary, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an Allocation Date.

        (c) For purposes of applying the rules of Section 6.04(a) and 6.04(b), prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants, similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

        (d) If the Employer maintains, or at any time maintained, a Qualified defined benefit plan covering any Participant in, this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with the applicable provision contained in the Adoption Agreement.

        (e) For purposes of this Section 6.04, the following terms shall be defined as follows:

                (i)     Annual Additions

                        With respect to any Participant, the Annual Additions shall be the sum, for the Limitation Year, of:

                        (A) Employer contributions allocated to the Participant's Account;

                        (B) Employee Contributions; provided, however, that the Annual Addition for any Limitation Year beginning before 1987 shall not be recomputed to treat all Employees Contributions as an Annual Addition, for any Limitation Year in which the Plan is subject to the overall limitations under section 415(e) of the Code;

                        (C) Forfeitures allocated to the Participant's Account, if any;

                        (D) Contributions allocated to any individual medical account, as defined in Section 415(1) of the Code, which is part of a defined benefit plan maintained by the Employer; and

                        (E) Contributions which are attributable to post-retirement medical benefits which are allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the employer.

                (ii)    ALLOCATION DATE:

                        The date with respect to which all or any portion of Employer contributions, Employee Contributions, and forfeitures, if any, are allocated to Participants' Accounts.

                (iii)   COMPENSATION:

                        Compensation for a Limitation Year is the Compensation actually paid or includible in the Participant's gross income during such year, including a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid sales people, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                        (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                        (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                        (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option: and

                        (D) Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee; and

                        (E) Any contribution for medical benefits (within the meaning of section 419-A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition; and

                        (F) Any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

                (ix)    DEFINED BENEFIT FRACTION:

                        A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code or 140 percent of the highest average compensation. Notwithstanding the foregoing, in any Plan Year in which the Plan is Top-Heavy, within the meaning of Section 2.45 of Article II above, the denominator of the Defined Benefit Fraction shall be computed using 100 percent of the dollar limitation instead of 125 percent. For purposes of this Paragraph, projected annual benefit is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan, assuming: (A) the Participant will continue employment until normal retirement age (or current age, if later) under the plan, and (B) the Participant's Compensation, as defined in Paragraph (iii) above, for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years; and the highest average Compensation is the average Compensation, as defined in Paragraph (iii) hereof, for the three consecutive Years of Service with the Employer that produces the highest average.

                        Notwithstanding the above, if the Participant was a Participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the last Limitation Year beginning before 1983. The preceding sentence applies only if such defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 Limitation Year. For purposes of this paragraph, a master or prototype plan with an opinion letter issued before January 1, 1983, which was adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

                (v)     DEFINED CONTRIBUTION FRACTION:

                        A fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's Employee Contributions to all defined benefit plans, whether or not terminated, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation for such year. Notwithstanding the foregoing, in any Plan Year in which the Plan is top-Heavy, within the meaning of section 2.45 of Article II above, the maximum aggregate amount shall be computed by using 100% of the dollar limitation instead of 125%.

                        If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
                        1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fraction over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1983. This adjustment also will be made if, at the end of the last Limitation Year beginning before January 1, 1984 the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Section
                        6.04 became effective to any plans of the Employer in existence on July 1, 1982. For purposes of this paragraph, a master or prototype plan with an opinion letter issued before January 1, 1983, which is adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

                        If the Plan satisfied the applicable requirements of
                        section 415 of the Code as in effect for all Limitation Years before 1987, an amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the size of the Defined Benefit Fraction and the Defined Contribution Fraction computed under section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.

                (vi)    EMPLOYER:

                        For purposes of applying the limitations of this Section 6.4, Employer shall mean the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code), trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code) or members of an affiliated service group (as defined in Section 414(m) of the Code) of which the adopting Employer is a part.

                (vii)   EXCESS AMOUNT:

                        The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                (viii)  LIMITATION YEAR:

                        The Plan Year or any other 12-consecutive month period adopted for all plans of the Employer, as designated in the Adoption Agreement. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                (ix)    MAXIMUM PERMISSIBLE AMOUNT:

                        For any Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of
                        (A) 530,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section
                        415(b)(1) of the Code as in effect for the Limitation Year, and (B) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the amount set forth in (A) above, multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

--------------------------------------------------------------------------------
                             ARTICLE VII. -- VESTING
--------------------------------------------------------------------------------

7.01    PARTICIPANT ACCOUNTS:

A Participant's Employee Contributions Account, and Rollover Contributions Account shall be fully vested at all times and shall not be forfeitable for any reason. Upon termination of employment for any reason, and at any time, a Participant or the Participant's Beneficiary, if applicable, shall be entitled to receive a distribution of these Accounts in accordance with the provisions of
Section 7.04.

7.02    SALARY DEFERRAL ACCOUNT:

Each Participant's Salary Deferral Account to which Employer Salary Deferral Contributions, Matching Contributions and/or Additional Deferral Contributions have been allocated, shall be fully vested at all times and shall not be forfeitable for any reason. Upon termination of employment for any reason, and at any time, a Participant or the Participant's Beneficiary, if applicable, shall be entitled to receive a distribution of these Accounts in accordance with the provisions of Section 7.04.

7.03    EMPLOYER CONTRIBUTIONS ACCOUNT

        (a)     UPON ATTAINMENT OF NORMAL RETIREMENT AGE:

                Each Participant's Employer Contributions Account to which Employer Nonelective Contributions, Employer Matching Contributions and/or Profit Sharing Contributions have been allocated, shall be fully vested upon the Participant attaining Normal Retirement Age. Upon termination of employment on or after the Participant has attained his or her Normal Retirement Age, the Participant shall be entitled to receive a distribution of his or her entire Account in accordance with the provisions of Section 7.04.

        (b)     UPON BECOMING DISABLED OR UPON DEATH:

                Upon termination of employment with the Employer prior to the attainment of Normal Retirement Age by reason of Disability or death, the Participant's Employer Contributions Account shall be fully vested, and the Participant or the Participant's Beneficiary shall be entitled to receive a distribution of the Participant's entire Account in accordance with the provisions of Section 7.04.

        (c)     UPON TERMINATION OF EMPLOYMENT:

                (i) Subject to the provisions of Paragraph (ii), upon a Participant's termination of employment for any reason other than Disability or death prior to the Participant's retirement at Normal Retirement Age, for Plan Years in which the Plan is not Top-Heavy, as defined in Section 2.43 of Article II, the Participant's interest in all amounts allocated to his or her Employer Contributions Account and earnings thereon shall be vested in accordance with the vesting schedule selected in the Adoption Agreement.

                (ii) If the Plan is or has ever been Top-Heavy, the Top-Heavy vesting schedule selected by the Employer in the Adoption Agreement shall determine the vested portion of the Participant's Employer Contributions Account, and shall apply to all amounts in the Participant's Employer Contributions Account, including amounts contributed before January 1, 1984 and before the Plan became Top-Heavy. If the Plan ceases or has ceased to be Top-Heavy, the non-Top-Heavy vesting schedule under Paragraph (i) hereof shall apply; provided, however, no reduction in vested benefits may occur in the event the Plan ceases to be Top-Heavy in any year. If the Plan shifts from Top-Heavy to non-Top-Heavy stat-us from Plan Year to Plan Year, such shift constitutes an amendment of the vesting provisions of the Plan retroactive to the beginning of the subject Plan Year, and the provisions of Section 11.01(c) of Article XI shall apply. The Top-Heavy vesting provision does not apply to any Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy, and such Participants vested interest in his or her Employer Contributions Account shall be determined without regard to this Paragraph (ii).

                (iii) For purposes of determining the vested portion of a Participant's Employer Contributions Account under Paragraph (i) or (ii), when a Participant incurs five
                        (5) consecutive One-Year Breaks in Service, Years of Service after the Break in Service shall not be taken into account for purposes of determining the vested portion of the Participant's Employer Contributions Account which accrued before such Break in Service.

7.04    DETERMINATION OF BENEFITS:

Upon termination of employment with the Employer, the Participant's Account shall be valued as of the Valuation Date coincident with or immediately preceding the date of termination, and the amount shall be divided into two accounts: a Distribution Account and a Suspense Account. The Distribution Account shall be credited with the amount of the Participant's vested interest in the Plan determined in accordance with the provisions of Sections 7.01, 7.02, and 7.03. The remainder of the Participant's Account balance shall be credited to the Suspense Account. The balance allocated to the Participant's

Distribution Account shall be subject to distribution in accordance with Articles VIII and IX, whichever is applicable. At the earlier of distribution or a 5-year consecutive break-in-service, the balance allocated to the Participant's Suspense Account shall:

        (a) Be forfeited after the close of the Plan Year in which the Participant terminates employment with the Company and receives a distribution of his vested balance. Such forfeited amounts shall be reallocated as a forfeiture in the manner provided in
                Article VI of the Plan; or

        (b) Be maintained as a separate account for the Participant, which shall be adjusted in accordance with Section 10.02 or 10.02, whichever is applicable, of Article X of the Plan, until such time as the Participant has incurred five (5) consecutive One-Year Breaks in Service, at which time the Suspense Account shall be forfeited and reallocated as provided in Article VI of the Plan. If the Participant is re-employed prior to incurring five (5) consecutive One-Year Breaks in Service, the following rules shall apply:

                (i) If the Suspense Account is forfeited, the forfeited amount, plus an amount which is the equivalent of the adjustments that would have been made, pursuant to section 10.01 of the Plan, to such forfeited amounts if the Suspense Account had been invested by the Trustee as part of the Trust Fund, shall be restored to the Participant's Account in order to restore it to its proper account balance. For purposes of the foregoing, such amounts shall be restored first from the current Plan Year's forfeitures and, ii such forfeitures are not sufficient to restore fully the Participant's Suspense Account, from additional contributions made by the Employer. At any relevant time, the Participant's vested interest in the restored account shall be determined in accordance with the following formula:

                                    X = P (AB / (R x D)) - (R x D),

                        where "P" is the Participant's vested percentage determined under the vesting schedule at the time the Participant's interest in the Suspense Account is to be determined, "AB" is the balance of the Suspense Account at the time that the Participant's interest in the Suspense Account is to be determined, "R" is the ratio of the balance of the Suspense Account at the time the Participant's interest in the Suspense Account is to be determined to the amount originally credited to the Suspense Account, and "D" is the amount originally credited to the Distribution Account.

                (ii) If the Suspense Account is maintained as a separate account for the Participant, the balance in the Suspense Account, together with any gains or losses thereon, shall be restored as a separate part of the Participant's Account, and, at any relevant time, the Participant's vested interest in the amounts contained in such separate account shall be determined in accordance with the formula provided above.

7.05    SUBSEQUENT ALLOCATIONS:

If any amount is allocated to a Participant's Account after a distribution is made or commences, the amount allocated shall be paid to the Participant in cash in one lump sum within sixty (60) days of the date such amount is allocated to the Participant's Account.

--------------------------------------------------------------------------------
       ARTICLE VIII. -- DISTRIBUTION OF BENEFITS DURING PARTICIPANT'S LIFE
--------------------------------------------------------------------------------

8.01    TIME OF PAYMENT:

        (a) Each Participant shall be entitled to receive the full value of his or her Distribution Account, as determined in Section 7.04 of Article VI), upon termination of his or her employment with the Employer. Subject to the terms of Section 8.01(b) below, unless a Participant elects otherwise in writing, the payment of benefits to a Participant shall begin no later than the 60th day after the close of the Plan Year during which the Participant becomes entitled to benefits or attains Normal Retirement Age, whichever is later. Notwithstanding the foregoing, the distribution of benefits to any Participant shall be made or commence not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Distributions shall be made in accordance with the requirements of IRS Code Section 401(a)(9), including the minimum distribution and incidental benefit requirements of IRS regulation Section 1.401(a)(9)2.

        (b) if the aggregate balances of the Participant's Accounts at the time the Participant becomes entitled to receive benefits under the Plan do not exceed $3,500, the Plan may distribute the Participant's entire Distribution account within sixty (60) days after the close of the Plan Year during which the Participant terminates employment with the Employer. If the aggregate balances of the Accounts exceed $3,500, the Plan may distribute the Distribution Account in a lump sum prior to the time provided in Section 8.01(a) above only if the Participant consents in writing to the distribution. If at any time of any distribution a participant's account ever exceeded $3,500, then the participant's account will be deemed to exceed $3,500 at the time of final distribution.

8.02    PAYMENT OF BENEFITS:

        (a) The Participant's Distribution Account shall be distributed to the Participant in any one or a combination of the following methods:

                (i)     In a single lump sum;

                (ii) In annual, semi-annual, quarterly, or monthly payments made by the Trustee for a term certain not to exceed 20 years; provided, however, in no event shall such period extend beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary; or

                (iii) By purchase from an Insurance Company and distribution of an immediate or deferred Nontransferable Contract to provide benefits, in substantially equal annual payments, for a term certain, not to exceed the life expectancy of the Participant or the joint lives of the Participant and the Participant's designated Beneficiary.

                        For purposes of Paragraph (ii) and (iii) of this Section 8.02(b), for Plan Years beginning before January 1, 1985, the term "the Participant's spouse" shall be substituted for the term "the Participant's designated Beneficiary" each place it appears.

        (b)     DISTRIBUTION IN CASH OR IN KIND:

                To the extent the Participant's Account is invested in whole or in part as an earmarked investment account, the distribution of the Account may be in cash or in kind, as the Participant shall direct. If no directions are provided, the distribution shall be in kind.

        (c)     PROCEDURE FOR ANNUAL PAYMENTS:

                If the Trustee is directed to distribute annual, semi-annual, quarterly, or monthly payments to a Participant, the Participant's Distribution Account shall continue to be invested as directed by the Employer pursuant to Article X. If no directions are provided, the Participant's Distribution Account may be liquidated, and the proceeds therefrom may be invested in a deposit account of the Trustee's own banking department which bears a reasonable rate of interest.

                The minimum amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire Account by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and the Participant's designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Regulations. For purposes of this computation, the life expectancy of the Participant and the Participant's spouse may be recalculated, but no more frequently than annually. The life expectancy of a nonspouse Beneficiary may not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must ensure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

        (d) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election, under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (e)     DEFINITIONS.

                (i)     ELIGIBLE ROLLOVER DISTRIBUTION:

                        An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expentancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (ii)    ELIGIBLE RETIREMENT PLAN:

                        An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (iii)   DISTRIBUTEE:

                        A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                (iv)    DIRECT ROLLOVER:

                        A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

8.03    TRANSITIONAL RULE:

        (a) Notwithstanding the provisions of Sections 8.01 and 8.02, distribution on behalf of any Participant, including a Five-Percent Owner, may be made as provided below, (regardless of when such distribution commences), if

                (i) The distribution is one which would not have disqualified the Trust under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984;

                (ii) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed, or, if the Participant is deceased, by a Beneficiary of such Participant;

                (iii) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984;

                (iv) The Participant had accrued a benefit under the Plan as of December 31, 1983; and

                (v) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

        (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

        (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (i) and (v).

        (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Sections 8.01 and 8.02 above. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

8.04    HARDSHIP WITHDRAWALS OF CONTRIBUTIONS:

Subject to the provisions of Article V above and Section 8.05 below, and only if the Employer has elected to permit hardship withdrawals from the Participants' Accounts, upon a written application in a form and substance satisfactory to the Employer and Trustee, any Participant may withdraw, at any time, all or any part of the vested interest in his or her Participant Accounts; provided, however, that, if the Employer has elected in the Adoption Agreement to permit withdrawals from the Participant's Salary Deferral Account, a Participant who has not attained age 59-1/2 may not withdraw any portion of his or her Participant Salary Deferral Account unless the Employer determines, under rules established by the Employer and uniformly applied in a nondiscriminatory manner, that the purpose of the withdrawal is to meet the immediate heavy financial needs of the Participant, the amount of the withdrawal does not exceed such financial need, and the amount of the withdrawal is not reasonably available from other resources of the Participant. A Participant may not make a withdrawal election more frequently than once a year. A distribution will be deemed necessary to satisfy a financial need if all of the following requirements are met:

        (1) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer;

        (2) the plan, and all other plans maintained by the Employer, provide that an Employee's Salary Deferral Contributions (and Employee Contributions) will be suspended for at least 712 months after receipt of the hardship distribution;

        (3) the plan, and all other plans maintained by the Employer, provide that the maximum amount of Salary Deferral Contributions for the Employee for his taxable year following the taxable year in which the Employee received the hardship distribution is the excess of the applicable limit under IRS Code Sec. 402(g) for such next taxable year over such Employee's Salary Deferral Contributions for the taxable year in which the Employee received the hardship distribution; and

        (4) the distribution is not in excess of the amount of the immediate and heavy financial need of the Employee.

                Hardship distributions will be limited to Salary Deferral Contributions themselves. No earnings on such Salary Deferral Contributions shall be allowable as hardship distributions.

An immediate and heavy financial need shall be deemed to include the following:

        (i)     Expenses incurred or necessary for medical care described in
                Section 213(d) of the Internal Revenue Code for the Participant, his or her Spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code);

        (ii) Cost (excluding mortgage payments) relating to the purchase of a principal residence for the Participant;

        (iii) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his or her Spouse, children, or dependents; or

        (iv) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

8.05    PENALTY ON DISTRIBUTION TO FIVE-PERCENT OWNER PRIOR TO AGE 59-1/2:

If any distribution under the Plan, including a withdrawal under the preceding
Section 8.4, is made to a Participant who is or has been a Five-Percent Owner prior to his or her attainment of age 59-1/2, for any reason other than the disability of such Participant, then a penalty for a premature distribution under Section 72(m) of the Code may apply.

8.06    TRUSTEE MAY WITHHOLD DISPUTED PAYMENTS:

The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Plan, and the Trustee may refrain from making payments until the identity and mailing address of any person entitled to benefits are certified by the Employer. In the event that any dispute arises as to the identity or rights of persons entitled to benefits hereunder, the Trustee may withhold payment of benefits until such dispute is resolved by a court of competent jurisdiction or is settled by written stipulation of the parties concerned.

8.07    DISTRIBUTION TO INCOMPETENTS:

If a Participant or a Beneficiary who is entitled to a distribution hereunder is a minor or is leg ally incompetent, the Employer may instruct the Trustee to make payment to such Participant or Beneficiary, the legal representative or a near relative of such Participant or

Beneficiary, or directly for such Participant's or Beneficiary's support, care, maintenance or education, as the Employer may determine to be in the best interests of such Participant or Beneficiary.

8.08    TREATMENT OF LOST PARTICIPANT'S ACCOUNT:

If all or a portion of a Participant's vested Accounts becomes payable and the Employer cannot locate the Participant or the Participant's Beneficiary (if such Beneficiary is en titled to payment) after a reasonable search, the vested balance of the Participant's Accounts shall be reallocated in accordance with
Section 6.01(d) on the day the Participant incurs a Break in Service or such later date as the Employer may determine. If the Participant or the Participant's Beneficiary subsequently presents a valid claim for benefits to the Employer, the Employer shall reinstate the benefit from the current Plan Year's forfeitures and, if such forfeitures are not sufficient, from an additional Employer Contribution.

8.09    PAYMENT OF BENEFITS TO AN ALTERNATE PAYEE:

Benefits shall be paid to an alternate payee, as that term is defined in Section 414(p)(8) of the Code, in accordance with the terms of a qualified domestic relations order, as that term is defined in Section 4l4(p) of the Code, and the provisions of such Section 414(p) of the Code. If the alternate payee cannot be located, the amount payable to such alternate payee may be treated as a forfeiture as provided in Section 7.03(b)(i); provided, however, that such amounts shall be fully reinstated and paid to such alternate payee, if such alternate payee presents a valid claim for such benefits to the Employer. For purposes of the foregoing, the amounts shall be reinstated first from the current Plan Year's forfeitures and, if such forfeitures are not sufficient to reinstate the full amount payable to the alternate payee, from additional contributions made by the Employer.

8.10    LOANS TO PARTICIPANTS:

        (a) If the Employer has elected in the Adoption Agreement to permit loans to Participants, the Trustee shall, at the Employer's direction, make loans to Participants, upon written application of the Participant and consent in writing of the Participant's Spouse, in accordance with the following rules: (i) loans shall be made available to all Participants on a reasonably equivalent basis; (ii) loans shall not be made available to highly compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants;
                (iii) loans shall bear a reasonable rate of interest; (iv) loans shall be adequately secured; and (v) loans shall provide for periodic repayments over a reasonable period of time as provided in Section 8.10(c) below.

                Spousal consent to such loan must be received during the ninety day period ending on the date on which the loan is secured.

                Notwithstanding the foregoing, no loans shall be made to any Participant who is an Owner-Employee or a shareholder-employee of a Subchapter S corporation (an employee or officer of the Subchapter S corporation who owns, or is considered as owning within the meaning of Code Section 318(a)(1), on any day during the taxable year of the corporation, more than 5% of the outstanding stock of the corporation).

        (b) Loans made pursuant to this Section 8.10 shall be limited to the lesser of:

                (i)     $50,000, reduced by the excess (if any) of --

                        (I) the highest outstanding balance of loans from the plan during the 1-year period ending on the day before the date on which such loan was made, over

                        (II) the outstanding balance of loans from the plan on the date on which such loan was made, or

                (ii) The greater of (A) one-half (1/2) of the vested interest of the Participant's Employer Contributions Account, Salary Deferral Account and Rollover Contributions Account (not taking into account any deductible voluntary contributions rolled over into the Rollover Contributions Account) maintained on behalf of the Participant under the Plan, or (B) $10,000, or

                (iii)   the total of the Participant's Accounts.

                        For purposes of the foregoing limitations, all loans from all plans maintained by the Employer and other members of the group of employers described in Code Sections 414(b), 414(c) and 414(m) shall be aggregated.

                        Notwithstanding the foregoing limitations, the Employer may further limit the amount that may be loaned to a Participant in order to maintain a sufficient reserve for income taxes which would have to be withheld from the Participant's Account in the event the loan is deemed to be a distribution, pursuant to Code Section 72(p).

        (c) Loans shall provide for periodic repayment at least quarterly over a period not to exceed five (5) years; provided, however, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his or her family (within the meaning of Section 267(c)(4) of the Code), shall provide for periodic repayment at least quarterly over a reasonable period of time that may exceed five (5) years. Not withstanding the foregoing, loans shall not be granted to any Participant that provide for a repayment period extending beyond the Participant's Normal Retirement Date.

        (d) No more than 50% of a Participant's vested interest in his or her Employer Contributions Account, Salary Deferral Account, Employee Contributions Account, and Rollover Contributions Account may be used to secure a participant loan. Loans in excess of the 500/a limit must have outside collateral provided to secure that excess.

        (e) If the Participant terminates employment with the Employer or files for relief under the United States Bankruptcy Code or the Plan is terminated prior to the full repayment of the loan, the loan shall become immediately due and payable and shall be repaid from the Participant's Employer Contributions Account.

        (f) A Participant loan under this Section 8.10 shall be deemed to have been made from a Participant's Account and such loan shall be deemed to be a directed investment which shall be segregated and administrated as a separate investment of such Participant in accordance with the provisions of section 10.02 of Article X. The interest paid m the Participant's loan shall be accounted for separately and credited to the directed investment account of the Participant in accordance with the provisions of Section 10.02(e) of Article X.

8.11    EXCESS DEFERRALS AND CONTRIBUTIONS:

        (a)     DISTRIBUTION OF EXCESS DEFERRALS:

                Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income attributable thereto shall be distributed no later than April 15 to Participants who claim such Allocable Excess Deferral Amounts for the preceding calendar year. "Excess Deferral Amount" shall mean the amount of Salary Deferral Contributions for a calendar year that the Participant allocates to the Plan pursuant to a written claim. The claim in writing shall be submitted to the Plan Administrator no later than the March 1 preceding the applicable April 15; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), or 403(b) of the

                Code, exceeds the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

        (b)     DISTRIBUTION OF EXCESS CONTRIBUTIONS:

                Notwithstanding any other provision of the Plan, Excess Contributions and income attributable thereto shall be distributed no later than the last day of each Plan Year, to Participant's on whose behalf such Excess Contributions were made for the preceding Plan Year. For purposes of this Section 8.11(b), "Excess Contributions" shall mean the amount described in section 401(k)(8)(B) of the Code. The distribution of excess deferral contributions shall include the income allocable thereto which includes both income for the plan year for which excess contributions were made and income for the period between the end of the plan year and the date of distribution. Such income shall be calculated in accordance with IRS Section 401(k)(8)(A) and IRS regulation I.401(k)-1(f)(4).

                (i)     DETERMINATION OF INCOME.

                        The income allocable to Excess Contributions shall be determined by multi plying income allocable to the Participant's Salary Deferral Contributions and Qualified Employer Deferral Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Salary Deferral Contributions and Qualified Employer Deferral Contributions on the last day of the preceding Plan Year. The distribution of excess deferral contributions shall include the income allocable thereto which includes both income for the plan year for which excess contributions were made and income for the period between the end of the plan year and the date of distribution. Such income shall be calculated in accordance with IRS Section 401(k)(8)(A) and IRS regulation l.401(k)-1(f)(4).

                (ii)    MAXIMUM DISTRIBUTION AMOUNT.

                        The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations by the amount of Excess Deferrals distributed to the Participant; and, shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Deferral Contributions and Qualified Employer Deferral Contributions for the Plan Year.

                (iii)   ACCOUNTING FOR EXCESS CONTRIBUTIONS.

                        Amounts distributed under this Section 8.11(b) shall first be treated as distributions from the Participant's Salary Deferral Contribution Account and shall be treated as distributed from the Participant's Qualified Employer Deferral Contribution account only to the extent such Excess Contributions exceed the balance in the Participant's Salary Deferral account.

        (c)     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

                Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeitable, distributed no later than the last day of each Plan Year, to Participants to whose accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year. "Excess Aggregate Contributions" shall mean the amount described in section 401(m)(6)(B) of the Code.

                (i)     DETERMINATION OF INCOME.

                        The income allocable to Excess Aggregate Contributions shall be determined by multiplying income allocable to the Participant's Employee Contributions and Matching Employer Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Contributions and Matching Employer Contributions on the last day of the preceding Plan Year.

                (ii)    MAXIMUM DISTRIBUTION AMOUNT.

                        The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income, and if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Employee Contributions and Matching Contributions for the Plan Year.

                (iii)   ACCOUNTING EXCESS AGGREGATE CONTRIBUTIONS.

                        Excess Aggregate Contributions shall be distributed from the Participant's Employee Contribution account, and forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution account in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

        (d)     FORFEITURE LIMITATION.

                Notwithstanding the foregoing, no forfeitures arising from this section 8.11 shall be allocated to the account of any Highly Compensated Employee.

        (e)     AMOUNT OF EXCESS CONTRIBUTIONS.

                The amount of excess contributions for a highly compensated employee will be determined in the following manner. First, the actual deferral ratio (ADR) of the highly compensated employee with the highest ADR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or cause such ratio to equal the ADR of the highly compensated employee with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. The amount of excess contributions for a highly compensated employee is then equal to the total of elective and other contributions taken into account for the ADP test minus the product of the employee's contribution ratio as determined above and the employee's compensation. In the case of a highly compensated employee whose actual deferral ratio (ADR) is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows:

        (1) If the highly compensated employee's ADR is determined by combining the contributions and compensated of all family members, then the ADR is reduced in accordance with the "leveling" method described in section I.401(k)-1(f)(2) of the regulations and the excess contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined.

        (2) If the highly compensated employee's ADR is determined by combining the contributions and compensation of only those family members who are highly compensated without regard to family aggregation, then the ADR is reduced in accordance with the leveling method but not below the ADR of eligible nonhighly compensated family members. Excess contributions are determined by taking into account the contributions of the eligible family members who are highly compensated without regard to family aggregation and are allocated among such family members in proportion to their contributions. If further reduction of the ADR is required, excess aggregate contributions resulting from this reduction are determined by taking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions.

                The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same plan year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the plan beginning in such taxable year.

                Failure to correct excess contributions by the close of the plan year following the plan year for which they were made will cause the cash or deferred arrangement to fail to satisfy the requirements of section 401(k)(3) for the plan year for which the excess contributions were made and for all subsequent years they remain in the trust. Also, the employer will be liable for a 10% excise tax on the amount of excess contributions unless they are corrected within 2 1/2 months after the close of the plan year for which they were made.

        (f) For purposes of this section highly compensated shall have the meaning set forth in Section 2.21.

        (g)     AMOUNT OF EXCESS AGGREGATE CONTRIBUTIONS.

                The amount of excess contributions for a highly compensated employee will be determined in the following manner. First, the actual contribution (ACR) of the highly compensated employee with the highest ACR is reduced to the extent necessary to satisfy the actual contribution percentage (ACP) test or cause such ratio to equal the ACR of the highly compensated employee with the next highest ratio. Second, this process is repeated until the ACP test is satisfied. The amount of excess contributions for a highly compensated employee is then equal to the total of elective and other contributions taken into account for the ACP test minus the product of the employee's contribution ratio as determined above and the employee's compensation. In the case of a highly compensated employee whose actual contribution ratio (ACR) is determined under the family aggregation rules the determination of the amount of excess contribution shall be made as follows:

        (1) If the highly compensated employee's ACR is determined by combining the contributions and compensated of all family members, the ACR is reduced in accordance with the "leveling" method described in section I.401(m)-I(e)(2) of the regulations and the excess contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined.

        (2) If the highly compensated employee's ACR is determined by combining the contributions and compensation of only those family members who are highly compensated without regard to family aggregation, then the ACR is reduced in accordance with the leveling method but not below the ACR of eligible nonhighly compensated family members. Excess contributions are determined by taking into account the contributions of eligible family members who are highly compensated without regard to a family aggregation and are allocated among such family members in proportion to their contributions. If further reduction of the ACR is required, excess aggregate contributions resulting from this reduction are determined by talking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions.

                The amount of excess contributions to be distributed or recharacterized shall be reduced by excess contributions previously distributed for the taxable year ending in the same plan year and excess contributions to be distributed for a taxable year will be reduced by excess contributions previously distributed or characterized for the plan beginning in such taxable year.

                Failure to correct excess contributions by the close of the plan year following the plan year for which they were made will cause the plan to fail to satisfy the requirements of section 401(a)(4) for the plan year for which the excess aggregate contributions were made and for all subsequent years they remain in the trust. Also, the employer will be liable for a 10% excise tax on the amount of excess aggregate contributions unless they are corrected within 2 1/2 months after the close of the plan year for which they were made.

                The distribution of excess aggregate contributions shall include the income allocable thereto which includes both income for the plan year for which excess contributions were made and income for the period between the end of the plan year and the date of distribution. Such income shall be calculated in accordance with IRS Section 401(m)(6)(A) and IRS regulation I.401(m)-(1)(e)(3).

        (h) When excess employee deferral contributions are distributed, employer Matching contributions attributable to those excess deferral contributions shall not remain allocated to the participant. Such amount of employer Matching contributions shall be used to reduce employer Matching contributions for the plan year in which the excess employee deferrals are distributed.

8.12    PLAN TERMINATION, DISPOSITION OF ASSETS OR DISPOSITION OF SUBSIDIARY:

Salary Deferral Contributions Qualified Employer Deferral Contributions and income attributable thereto, shall be distributed to Participants or their Beneficiaries as soon as administratively feasible. Upon an event described in subparagraph (A) as provided herein:

        (A) Plan Termination -- The termination of the plan without establishment or maintenance of another defined contribution plan [other than an employer stock ownership plan as defined contribution plan (other than an employer stock ownership plan as defined in section 4975(e)(7))].

                Disposition of assets -- The disposition by a corporation of substantially all of the assets (within the meaning of section 409(d)(2)) used by such corporation in a trade or business of such corporation, but only with respect to an employee who continues employment with the corporation acquiring such assets.

                Disposition of subsidiary -- The disposition by a corporation of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3)), but only with respect to an employee who continues employment with such subsidiary.

        (B)     Distributions must be lump sum distributions --

                (i) In general --An event shall not be treated as described in subparagraph (A) with respect to any employee unless the employer receives a lump sum distribution by reason of the event.

                (ii) Lump--sum distribution -- For purposes of this subparagraph, the term "lump--sum distribution" has the meaning given such term by section 402(e)(4), without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (I-I) thereof.

                (C) Transferor corporation must maintain plan -- An event shall not be treated as described in clause (ii) or
                        (iii) of subparagraph (A) unless the transferor corporation continues to maintain the plan after the disposition.

--------------------------------------------------------------------------------
                  ARTICLE IX. -- DISTRIBUTION OF DEATH BENEFITS
--------------------------------------------------------------------------------

9.01    DESIGNATION OF BENEFICIARY:

        (a) Each Participant may designate one or more Beneficiaries; provided, however, that no person other than the spouse of a married Participant may be designated as a Beneficiary without the prior written consent of such spouse. The Participant may revoke the designation at any time, which shall revoke the spouse's consent, and designate a new Beneficiary provided the Participant's spouse executes a new consent.

        (b) If the designated Beneficiary does not survive the Participant, or if there is no designation, the benefits shall be distributed to the Participant's surviving spouse, or, if none, to such Participant's surviving issue by right of representation, or, if the Participant leaves no surviving spouse or issue, to the personal representative of the Participant's estate. The designation shall be in the form and manner satisfactory to the Employer.

9.02    PAYMENT OF BENEFITS:

In the event of the death of a Participant, the Participant's Distribution Account shall be distributed as follows:

        (a)     TIME OF DISTRIBUTION:

                (i) For Plan Years beginning after December 371, 1984, if a Participant dies after distribution of the Participant's Account has begun but before the entire Account has been distributed, the remaining portion of the Account shall be distributed to the Participant's Beneficiary over the remainder of the period during which the distribution was to be made to the Participant and in the same manner as such benefits were being distributed to the Participant; provided, however, the Beneficiary may elect to receive the remaining portion of the Account over a shorter period of time, in which case the amount of each payment shall be adjusted accordingly. In no event may the Beneficiary extend the period during which the benefits shall be distributed.

                (ii) For Plan Years beginning after December 31, 1984, if the Participant dies before the distribution of his or her Account has begun, the entire interest shall be distributed within five (5) years after the death of such Participant; provided however, that if any portion is payable to or for the benefit of a designated Beneficiary, and such distribution begins no later than one year after the date of the Participant's death, such portion may be distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary. If the designated Beneficiary is the surviving spouse of the Participant, the distribution need not begin earlier than the date on which the Participant would have attained age 70-1/2.
                        If the surviving spouse dies before the distribution begins, the Participant's Account shall be distributed in accordance with the rules of this Section 9.02 as if the surviving spouse were the Participant.

        (b)     FORM OF BENEFITS:

                (i) Subject to the provisions of Section 9.02(a) above, upon the Participant's death, all distributions to the Beneficiary of the remaining balance of the Participant's Account shall be made or commence within 60 days after the Employer has received notification of the death of the Participant or the Participant's surviving spouse or other Beneficiary. The method of payment shall be limited to the following:

                        (A)     A single lump sum;

                        (B) Annual, semi-annual, quarterly or monthly payments from the Trust Fund for a period certain not extending beyond the Beneficiary's life expectancy, determined in accordance with the rules provided in Section 8.02(b) of Article VIII above. Any undistributed interest remaining in the

                                Participant's Account upon the death of the Beneficiary shall be paid to such Beneficiary's designated beneficiary in a lump Sum;

                        (C) Distribution to the Beneficiary of an immediate Nontransferable Contract to provide benefits for the life of, or over a term certain not extending beyond the life expectancy of, the Beneficiary.

                (ii) Notwithstanding the foregoing, if the aggregate balances of the Participant's Accounts at the time of the Participant's death do not exceed $3,500, the Plan may distribute the Participant's Accounts within 60 days after the close of the Plan Year during which the Participant dies. If the aggregate balances of the Participant's Accounts exceed $3,500, the Plan may distribute the Participant's

                        Accounts in a lump sum prior to the time provided in
                        Section 9.02(a) only if the surviving spouse consents in writing to the distribution.

9.03    TRANSITIONAL RULE:

Notwithstanding the provisions of Sections 9.01 and 9.02, distribution on behalf of any Participant, including a Five-Percent Owner, may be made in accordance with the terms of Sections 8.03, if all the requirements of Section 8.03(a) are met.

--------------------------------------------------------------------------------
  ARTICLE X. -- INVESTMENT AND VALUATION OF TRUST FUND AND PARTICIPANT ACCOUNTS
--------------------------------------------------------------------------------

10.01   INVESTMENTS:

        (a) All contributions required or permitted under the Plan shall be paid to the Trustee, and the Trustee shall have the exclusive responsibility to manage the investments of the Trust Fund as provided in the Trust, subject only to the provisions of Section
                10.02 below and except to the extent such responsibility is delegated to other persons pursuant to Section 3.01(g) of
                Article III of this Plan and the applicable provisions of the Trust.

        (b) The assets of the Trust Fund not attributable to Participants' directed investment accounts shall be valued annually at their fair market value as of the Valuation Date. All gains and losses attributable to the Trustee's investment accounts shall be allocated annually in the same proportion that each Participant's non-directed investment account bears to the total of all Participants' non-directed investment accounts.

10.02   PARTICIPANT DIRECTED INVESTMENTS:

        (a) If the Employer elects in the Adoption Agreement to permit Participants to direct the investment of their respective Accounts, each Participant may direct the investment of all or any portion of his or her Accounts in accordance with the rules of Section 10.02(b) below. At the discretion of the Employer, the Employer may select a limited number of investment options in which a Participant may direct the investment of all or a portion of his or her Participant Account, as provided in
                Section 10.02(c) below, or the Employer may permit each Participant to direct the investment of all or a portion of his or her Participant Account as the Participant deems appropriate. To the extent so directed, and to the extent provided in Section 404 of ERISA, the Trustee is relieved of its fiduciary responsibilities as provided therein. That portion of the Account of any Participant so directing shall be considered an earmarked investment account which shall not share in Trust Fund earnings, as provided in Section 10.01(b) above, but shall be charged or credited as appropriate with the net earning, gains, losses and expenses as well as appreciations or depreciations in market value during each Plan Year attributable to such account, as provided in Section 10.02(e).

        (b) To direct the Trustee with respect to the investment of all or a portion of his or her Account, the Participant shall provide written directions to the Employer in such form as the Employer and the Trustee may require concerning the investment of the Participant's earmarked investment account, which directions shall be followed by the Employer in directing the Trustee as to the investment of the earmarked investment account Neither the Trustee in any other persons, including the Employer, shall be under any duty to question any such direction of the Participant or to review any securities or other property, real or personal, or to make any suggestions to the Participant in connection therewith, and the Trustee shall comply as promptly as practicable with directions given by the Participant hereunder. Any such direction may be of a continuing nature or otherwise and may be revoked by the Participant at any time in such form as the Trustee may require. The Trustee shall not be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant nor shall the Trustee be responsible for, or liable for, any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's directed investment account.

        (c)     LIMITED INVESTMENT OPTIONS:

                The Employer may permit Participants to direct the investment of all or any portion of his or her Accounts in one or more of the investment options or investment funds selected by the Employer and the Trustee. The Participant shall provide written directions to the Employer in such form as the Employer and Trustee may require concerning the investment of the Accounts in the investment options provided. To the extent that the Trustee has received no written directions regarding the investment of the Accounts, all funds, except cash held in non-interest bearing deposits or a cash balance with the Trustee temporarily waiting investment or payment of benefits or expenses, shall be invested as part of the Trust Fund as provided in Section 10.01 above. Neither the Trustee nor any other persons, including the Employer, shall be under any duty to question any such direction of the Participant or to make any suggestions to the Participant in connection with any such directions, and the Trustee shall comply as promptly as practicable with directions given by the Participant to the Employer hereunder. Any such direction may be revoked by the Participant at any time in such form as the Employer and the Trustee may require. The Participant may elect to have a portion of his or her interest in any investment option transferred to another investment option as of January 1, April 1, July 1, or October 1 of each year. The election must be in writing and delivered to the Employer at least fifteen days prior to the date of the transfer and may be with respect to only integral increments of the Participant's Accounts.

                Each Participant's Account shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as appreciations or depreciations in market value during each Plan Year attributable to the specific investments of such Accounts, and such amounts shall not be considered in determining Trust Fund gains or losses.

        (d)     INVESTMENT IN INSURANCE

                A Participant may direct a Trustee to invest any portion of his or her Participant Account in ordinary or group term life insurance policy or policies or individual Annuity Contract or Contracts issued by one or more insurance companies. Each ordinary or group term policy or Contract shall be considered a directed investment of the Participant's Account Notwithstanding the foregoing, not more than forty-nine percent (49%) of the aggregate amount of Employer contributions made on behalf of such Participant may be invested in ordinary life insurance contracts on the life of such Participant, nor more than twenty-five percent (25%) of the aggregate amount of Employer contributions may be invested in group term life insurance policies. If both ordinary and group term life insurance policies are purchased for the Participant, the sun-i of the annual group term insurance premium plus one-half (1/2) of the ordinary insurance premium may not exceed twenty-five percent (25%) of Employer contributions made for the Plan Year in which such premiums are paid, and the additional premium, if any, paid for ordinary life insurance shall not exceed an additional twenty-four percent (24%) of Employer contributions for such Plan Year. Any dividends which become payable on any such policies or Annuity Contracts shall be considered earnings attributable to the assets of such Participant's directed investment account which shall be allocated to such Participant's Account, in accordance with the provisions of subsection (e). Upon a Participant's retirement, the Trustee shall distribute the policies or Annuity Contracts to the Participant as part of his or her benefit, unless the Participant directs the Employer to direct the Trustee to convert into cash the entire value of the insurance policies or Annuity Contracts purchased for the Participant. The method of settlement on any life insurance policy distributed to the Participant must be limited to those provided under Article IX of the Plan, and such policies must be in the form of a Nontransferable Contract. The Participant's spouse shall be the designated beneficiary of the proceeds of the insurance policies or Annuity Contracts, unless the Participant's spouse has consented to the designation of a different beneficiary in accordance with the provisions of


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

                Section 9.01 of Article IX. In the case of any conflict between the provisions of the Plan and Trust Agreement and the terms of any insurance policy or Contract, the provisions of the Plan and Trust Agreement shall control.

        (e)     VALUATION OF DIRECTED INVESTMENT ACCOUNTS:

                The assets of each Participant's directed investment account in the Trust shall be valued annually at their fair market value as of the Valuation Date. As of such date, the earnings and losses attributable to the assets of such Participant's directed investment account shall be allocated to such Participant's Account.

10.03   PARTICIPANT STATEMENTS:

Within one hundred eighty (180) days after the close of each Plan Year, the Employer shall furnish each Participant with statements of amounts credited or charged to his or her Accounts during and a the end of the Plan Year, including but not limited to the current market value of the assets of the Account at the end of the Plan Year, in such form and containing such supplementary information as the Employer shall, in its sole discretion, deem appropriate in the circumstances.


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

--------------------------------------------------------------------------------
                ARTICLE XI. -- AMENDMENT AND TERMINATION OF PLAN;
                         MERGER OR CONSOLIDATION OF PLAN
--------------------------------------------------------------------------------

11.01   AMENDMENT BY EMPLOYER

The Employer reserves the right to amend the Plan at any time, provided, however:

        (a) No amendment or modification of the Plan shall be made which would cause or permit any part of the Trust Fund to be diverted for purposes other than for the exclusive benefit of Participants or their Beneficiaries or would cause or permit any portion of the Trust Fund (other than amounts credited to the Account of an Owner-Employee who is also the Employer) to revert to or become the property of the Employer; and

        (b) No amendment or modification of the Plan shall be made retroactively so as to deprive any Participant or such Participant's Beneficiary of any benefit to which such Participant or Beneficiary was entitled under the Plan by reason of contributions made by the Employer prior to the modification or amendment except for modifications or amendments necessary to conform the Plan or the Trust established in connection therewith to the requirements of the Code, as amended, or other applicable law, regulation or ruling and the Employer is authorized expressly to make retroactive modifications and amendments that are necessary such purposes.

        (c) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least (3) Years of Service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence on the date the amendment is adopted or deemed to be made and shall end on the latest of (i) sixty (60) days after the amendment is adopted; (ii) sixty (60) days after the amendment becomes effective; (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer.

        (d) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit or Account balance. For purposes of this Section 11.01(d), a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to



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

                benefits attributable to service before the amendment, shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a Social Security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or becomes effective.

        (e) No amendment or modification of the Plan shall be made to modify or increase the duties or responsibilities of the Trustee without the written consent of the Trustee.

11.02   TERMINATION:

While the Employer expects and intends to continue the Plan indefinitely, the Employer may terminate the Plan at any time upon thirty (30) days' written notice to the Trustee of the Employer's intent to terminate the Plan or to discontinue completely contributions under the Plan. The Plan shall terminate without further action by the Employer, upon the Employer's incapacity, bankruptcy, discontinuance of the business or profession designated in the attached Adoption Agreement (unless with the Trustee's consent, a successor to such business elects in writing to continue the Plan) or upon the Employer's failure and refusal for a period of sixty (60) days after resignation or removal of the Trustee to appoint a successor Trustee and obtain acceptance of such appointment pursuant to the Trust; provided that, until the Trustee has received written notice of any such event, the Trustee shall incur no liability for payments or distributions made, or any other action taken or omitted by the Trustee in good faith, to any person whose interest may have been affected by such event.

Upon termination or partial termination of the Plan or upon complete discontinuance of contributions, the rights of all affected Participants to amounts credited to their Accounts shall be and remain fully vested and nonforfeitable. The Accounts of each such Participant (i) shall be held by the Trustee and distributed at the time and in the manner as provided in Articles VIII and IX. whichever is applicable, or (ii) shall be liquidated and, after deduction of expenses and the Trustee's fees, the proceeds shall be distributed to the Participant pursuant to the provisions of Article VIII. The Employer shall direct the Trustee as to whether alternative (i) or (ii) above shall apply.

Upon termination of the Plan and upon instructions from the Employer, in lieu of making distributions to the Participants, the Trustee may transfer the funds directly to an


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

individual retirement plan, the qualified retirement plan of an entity succeeding to the business of the Employer, or to any other qualified plan providing for acceptance of such a transfer in which the Participant participates.

11.03   MERGER OR CONSOLIDATION OF THE PLAN.

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof would receive (if the Plan is then terminated) a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.


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

--------------------------------------------------------------------------------
                          ARTICLE XII. -- MISCELLANEOUS
--------------------------------------------------------------------------------

12.01   RIGHTS OF PARTICIPANTS:

Neither the establishment of this Plan and the Trust nor any modification thereof, nor the creation of any fund or account or payment of benefits pursuant to the Plan, shall be construed to give any Participant or other person any legal or equitable right against the Employer or the Trustee, or any right, title or interest in the Trust Fund except as expressly herein provided. The establishment of this Plan and the Trust shall not be deemed to give any employee of the Employer any right to be retained in the Employer's employ or to interfere with the right of the Employer to discharge any Employee at any time.

12.02   RECORDS:

The Employer shall provide the Trustee promptly upon request with all information and records deemed necessary or desirable by the Trustee for its use in performing the Trustee's duties hereunder, including, but not by way of limitation, all information requested by the Trustee for preparation of tax returns the Trustee is requested by the Employer or required by law to file with respect to the Trust Fund.

12.03   TRUST AGREEMENT:

The provisions of the Profit sharing 401(k) Trust are incorporated by this reference as though set forth in full. The Employer and each Participant and his or her Beneficiary shall be bound by the provisions of the Trust pertaining to the rights, duties and responsibilities of the Trustee, and if the provisions of this Plan and the Trust shall be in conflict on any matter or question concerning the Trustee's rights, duties or liabilities, the Trust shall control. Except to the extent otherwise expressly provided in the Plan, at no time shall the assets held by the Trustee in accordance with such Trust, or any part thereof, revert to or become the property of the Employer or be used for or diverted to purposes other than for the exclusive benefit of the Participants or their respective Beneficiaries or estates, or for the administrative expenses of the Trust or the Plan.

12.04   INALIENABILITY OF BENEFITS:

Each and every person at any time entitled to payments or benefits hereunder is hereby restrained from selling, transferring, assigning, hypothecating, or alienating them and shall be without power to do so, except to the extent such benefits are used to secure a loan to the Participant from his or her Accounts, as permitted under Section 8.09 of this Plan, nor shall such property, interest or estate be subject to such person's liabilities, obligations, judgments, bankruptcy proceedings, claims or creditors or other legal process. Notwithstanding the foregoing, the preceding sentence shall not preclude the


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

Trustee from complying with a qualified domestic relations order, as that term is defined in Section 4l4(p) of the Code, which creates, assigns, or recognizes a right to any benefit payable to an alternate payee at such time and in such manner as provided in the qualified domestic relations order, or any domestic relations order entered before January 1, 1985. This does not, however, permit the Trustee to comply with a domestic relations order which is entered after December 31, 1984 which is not a qualified domestic relations order.

12.05   CLAIM PROCEDURE AND REVIEW:

Claims for benefits under the Plan shah be filed with the Employer on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished the claimant within a reasonable time after receipt of the clam-i. In the event that the claim is denied in whole or in part, the notice shall set forth in a manner calculated to be understood by the claimant: (i) the specific reasons for the denial; (ii) the specific reference to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and (iv) an explanation of the procedure under which the claim can be reviewed. If any claim is denied in whole or in part, a claimant or his or her duly authorized representative: (i) may request a review by the Employer upon written request;
(ii) may review all pertinent documents; and (iii) may submit issues and comments in writing to the Employer. The request for review must be filed with the Employer within 60 days after receipt of the notification of denial. The Employer shall make a decision not later than 60 days after the Employee's receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The Employer's decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

12.06   GOVERNING LAW:

This agreement shall be governed by and interpreted in accordance with California law to the extent that it is not preempted by the laws of the United States of America.

12.07   NOTIFICATION OF ADOPTION OF THE PLAN:

The Employer shall properly notify all interest parties of the adoption of this Plan in accordance with the provisions of applicable rules, procedures, and regulations.


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

12.08   RELATED EMPLOYERS CONTROL]ED BY ONE OR MORE OWNER-EMPLOYEES:

        (a) If the Plan provides contributions or benefits for one or more Owner-Employees who control both the trade or business with respect to which this Plan is established and one or more other trades or businesses, this Plan and the plans established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses.

        (b) If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of each such other trade or business must be included in a plan which satisfies Sections 401(a) and
                (d) of the Code and which provides contributions and benefits not less favorable than provided for such Owner-Employees under this Plan.

        (c) If this Plan provides contributions or benefits for an Owner-Employee who is also covered under the plan of one or more other trades or businesses which the Owner-Employer does not control, and such Owner-Employer controls another trade or business, the employees of such controlled trade or business must be included in a plan which satisfies Sections 401(a) and
                (d) of the Code and which provides contributions or benefits which are as favorable as those provided for such Owner-Employee under the most favorable plan of the trade or business which such Owner-Employee does not control.

        (d) For purposes of Sections 12.08(a), 12.08(b) and 12.08(c) above, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

                (i) Own the entire interest in an unincorporated trade or business, or either the capital interest or the profits interest in such partnership.

                        For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.


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

12.09   CONTROLLED GROUPS, AFFILIATED SERVICE GROUPS, AND LEASED EMPLOYEES:

Except as provided in Section 6.04(e)(vi), all employees of all corporations which are members with the Employer of a controlled group of corporations (as defined in Section 414(b) of the Code), all employees of a group of trades or businesses (whether or not incorporated) under common control (as defined in Section 414(c) of the Code) with the Employer, and all employees of all members of an affiliated service group (as defined in Section 414(m) of the Code), shall be treated as employed by a single employer. In addition, any leased employee, as defined in Section 414(n) of the Code, shall be treated as an Employee of the Employer or any Employer described in the preceding sentence, if and to the extent required to be so treated pursuant to the provisions of Section 414(n) of the Code.

12.10   TITLES AND SUBTITLES:

The titles and subtitles used herein are for convenience only, and, in the event of any conflict between the title or subtitle and the text, the text shall control.

12.11   PROVISIONS OF PLAN CONTROL:

In the event of any conflict between the provisions of this Plan and the terms of any policy or contract issued thereunder, the provisions of this Plan shall control.


                                       75